                                                                   EXHIBIT 10.50

================================================================================

                                CREDIT AGREEMENT



                          DATED AS OF DECEMBER 7, 1998


                                     AMONG


                            PROFITSOURCE CORPORATION
                                      AND
                    ENTERPRISE PROFIT SOLUTIONS CORPORATION,


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                            AS ADMINISTRATIVE AGENT,


                          ANTARES CAPITAL CORPORATION
                            AS DOCUMENTATION AGENT,

                        ING (U.S.) CAPITAL CORPORATION,
                               AS MANAGING AGENT,


                                      AND

                         THE OTHER LENDERS PARTY HERETO
                 ----------------------------------------------

                     NATIONSBANC MONTGOMERY SECURITIES LLC,
                                  LEAD ARRANGER


                          ANTARES CAPITAL CORPORATION,
                                   CO-ARRANGER

================================================================================

                                TABLE OF CONTENTS

SECTION                                                                                    PAGE
ARTICLE I DEFINITIONS........................................................................1

        1.01      Certain Defined Terms......................................................1
        1.02      Other Interpretive Provisions.............................................23
        1.03      Accounting Principles.....................................................24

ARTICLE II THE CREDITS......................................................................24

        2.01      Amounts and Terms of Commitments..........................................24
                  (a)     The Term Credit...................................................24
                  (b)     The Revolving Credit..............................................25
        2.02      Loan Accounts.............................................................25
        2.03      Procedure for Borrowing...................................................25
        2.04      Conversion and Continuation Elections.....................................27
        2.05      Voluntary Termination or Reduction of Commitments.........................28
        2.06      Optional Prepayments......................................................28
        2.07      Mandatory Prepayments of Loans; Mandatory Commitment Reductions...........28
                  (a)     Asset Dispositions................................................28
                  (b)     Equity or Debt Issuance...........................................29
                  (c)     General...........................................................29
        2.08      Repayment.................................................................29
                  (a)     The Term Credit...................................................30
                  (b)     The Revolving Credit..............................................30
        2.09      Interest..................................................................30
        2.10      Fees......................................................................31
                  (a)     Agency and Other Fees.............................................31
                  (b)     Commitment Fees...................................................31
        2.11      Computation of Fees and Interest..........................................32
        2.12      Payments by the Company...................................................32
        2.13      Payments by the Lenders to the Agent......................................33
        2.14      Sharing of Payments, Etc..................................................33
        2.15      Security and Guaranty.....................................................34

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY..........................................34

        3.01      Taxes.....................................................................34
        3.02      Illegality................................................................36
        3.03      Increased Costs and Reduction of Return...................................37
        3.04      Funding Losses............................................................38
        3.05      Inability to Determine Rates..............................................39
        3.06      Certificates of Lenders...................................................39


                                       i.

        3.07      Substitution of Lenders...................................................39
        3.08      Survival..................................................................39

ARTICLE IV CONDITIONS PRECEDENT.............................................................40

        4.01      Conditions of Initial Loans...............................................40
                  (a)     Credit Agreement and Notes........................................40
                  (b)     Resolutions; Incumbency...........................................40
                  (c)     Organization Documents; Good Standing.............................40
                  (d)     Legal Opinions....................................................41
                  (e)     Payment of Fees...................................................41
                  (f)     Collateral Documents..............................................41
                  (g)     Insurance Policies................................................42
                  (h)     Perfection Certificate............................................42
                  (i)     Certificate.......................................................42
                  (j)     Issuance of Holdings Subordinated Notes, Etc......................42
                  (k)     Solvency..........................................................42
                  (l)     Financial Information.............................................43
                  (m)     Acquisition Documents, Etc........................................43
                  (n)     Pro Forma Compliance with Financial Covenants.....................44
                  (o)     Other Documents...................................................44
        4.02      Conditions to All Borrowings..............................................44
                  (a)     Notice of Borrowing...............................................44
                  (b)     Continuation of Representations and Warranties....................44
                  (c)     No Existing Default...............................................44
                  (d)     No Material Adverse Effect........................................44

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................................45

        5.01      Corporate Existence and Power.............................................45
        5.02      Corporate Authorization; No Contravention.................................45
        5.03      Governmental Authorization................................................45
        5.04      Binding Effect............................................................46
        5.05      Litigation................................................................46
        5.06      No Default................................................................46
        5.07      ERISA Compliance..........................................................46
        5.08      Use of Proceeds; Margin Regulations.......................................47
        5.09      Title to Properties; Liens................................................47
        5.10      Taxes.....................................................................47
        5.11      Financial Condition.......................................................48
        5.12      Environmental Matters.....................................................49
        5.13      Collateral Documents......................................................49
        5.14      Regulated Entities........................................................50
        5.15      No Burdensome Restrictions................................................50
        5.16      Copyrights, Patents, Trademarks and Licenses, Etc.........................50

                                       ii.

        5.17      Subsidiaries..............................................................51
        5.18      Insurance.................................................................51
        5.19      Solvency..................................................................51
        5.20      Swap Obligations..........................................................51
        5.21      Full Disclosure...........................................................51
        5.22      Year 2000.................................................................52
        5.23      Representations and Warranties Contained in the Acquisition
                  Agreements................................................................52
        5.24      Deloitte & Touche Subordinated Debt.......................................52

ARTICLE VI AFFIRMATIVE COVENANTS............................................................53

        6.01      Financial Statements......................................................53
        6.02      Certificates; Other Information...........................................54
        6.03      Notices...................................................................55
        6.04      Preservation of Corporate Existence, Etc..................................57
        6.05      Maintenance of Property...................................................57
        6.06      Insurance.................................................................57
        6.07      Payment of Obligations....................................................58
        6.08      Compliance with Laws......................................................58
        6.09      Compliance with ERISA.....................................................58
        6.10      Inspection of Property and Books and Records..............................58
        6.11      Environmental Laws........................................................59
        6.12      Use of Proceeds...........................................................59
        6.13      Year 2000.................................................................59
        6.14      Additional Guarantors.....................................................60
        6.15      Further Assurances........................................................61
        6.16      Wholly-Owned Subsidiaries.................................................61

ARTICLE VII NEGATIVE COVENANTS..............................................................62

        7.01      Limitation on Liens.......................................................62
        7.02      Disposition of Assets.....................................................64
        7.03      Consolidations and Mergers................................................65
        7.04      Loans and Investments.....................................................65
        7.05      Limitation on Indebtedness................................................66
        7.06      Transactions with Affiliates..............................................67
        7.07      Use of Proceeds...........................................................68
        7.08      Contingent Obligations....................................................68
        7.09      Lease Obligations.........................................................69
        7.10      Restricted Payments.......................................................69
        7.11      ERISA.....................................................................70
        7.12      Change in Business........................................................70
        7.13      Accounting Changes........................................................70

                                      iii.

        7.14      Capital Expenditures......................................................71
        7.15      Holdings Subordinated Debt................................................71
        7.16      Amendments to Acquisition Agreements......................................72
        7.17      Tax Sharing Agreement.....................................................72
        7.18      Financial Covenants.......................................................72

ARTICLE VIII EVENTS OF DEFAULT..............................................................74

        8.01      Event of Default..........................................................74
                  (a)     Non-Payment.......................................................74
                  (b)     Representation or Warranty........................................74
                  (c)     Specific Defaults.................................................74
                  (d)     Other Defaults....................................................74
                  (e)     Cross-Default.....................................................75
                  (f)     Insolvency; Voluntary Proceedings.................................75
                  (g)     Involuntary Proceedings...........................................75
                  (h)     ERISA.............................................................76
                  (i)     Monetary Judgments................................................76
                  (j)     Non-Monetary Judgments............................................76
                  (k)     Change of Control.................................................76
                  (l)     Loss of Licenses..................................................76
                  (m)     Adverse Change....................................................76
                  (n)     Guarantor Defaults................................................77
                  (o)     Invalidity of Subordination Provisions............................77
                  (p)     Collateral........................................................77
                  (q)     Acquisition Agreements............................................77
        8.02      Remedies..................................................................77
        8.03      Specified Swap Contract Remedies..........................................78
        8.04      Rights Not Exclusive......................................................78

ARTICLE IX THE AGENT........................................................................78

        9.01      Appointment and Authorization; "Agent"....................................78
        9.02      Delegation of Duties......................................................79
        9.03      Liability of Agent........................................................79
        9.04      Reliance by Agent.........................................................79
        9.05      Notice of Default.........................................................80
        9.06      Credit Decision...........................................................80
        9.07      Indemnification of Agent..................................................81
        9.08      Agent in Individual Capacity..............................................81
        9.09      Successor Agent...........................................................81
        9.10      Withholding Tax...........................................................82
        9.11      Collateral Matters........................................................83
        9.12      Lead Arranger, Co-Arranger, Managing Agent, Documentation Agent...........84


                                       iv.

ARTICLE X MISCELLANEOUS.....................................................................85

        10.01     Amendments and Waivers....................................................85
        10.02     Notices...................................................................85
        10.03     No Waiver; Cumulative Remedies............................................86
        10.04     Costs and Expenses........................................................86
        10.05     Indemnification...........................................................87
        10.06     Marshalling; Payments Set Aside...........................................88
        10.07     Successors and Assigns....................................................89
        10.08     Assignments, Participations, Etc..........................................89
        10.09     Confidentiality...........................................................91
        10.10     Set-off...................................................................92
        10.11     Automatic Debits of Fees..................................................92
        10.12     Guaranty..................................................................92
                  (a)     Guaranty..........................................................92
                  (b)     Separate Obligation...............................................93
                  (c)     Limitation of Guaranty............................................94
                  (d)     Liability of Guarantor............................................94
                  (e)     Consents of Guarantor.............................................95
                  (f)     Guarantor's Waivers...............................................96
                  (g)     Financial Condition of the Company................................96
                  (h)     Subrogation.......................................................97
                  (i)     Continuing Guaranty...............................................97
                  (j)     Reinstatement.....................................................97
                  (k)     Substantial Benefits..............................................98
                  (l)     Knowing and Explicit Waivers......................................98
        10.13     Release of Subsidiary Guarantors..........................................98
        10.14     Notification of Addresses, Lending Offices, Etc...........................99
        10.15     Counterparts..............................................................99
        10.16     Severability..............................................................99
        10.17     No Third Parties Benefited................................................99
        10.18     Governing Law and Jurisdiction............................................99
        10.19     Waiver of Jury Trial.....................................................100
        10.20     Entire Agreement.........................................................100
        10.21     Antares..................................................................100


                                       v.

ANNEXES

Annex I               Subsidiary Guarantors
Annex II              Pricing Grid

SCHEDULES

Schedule 1.01         Founding Companies
Schedule 2.01         Commitments and Pro Rata Shares
Schedule 5.05         Litigation
Schedule 5.07         ERISA
Schedule 5.11         Permitted Liabilities
Schedule 5.12         Environmental Matters
Schedule 5.17         Subsidiaries and Minority Interests
Schedule 5.18         Insurance Matters
Schedule 7.01         Permitted Liens
Schedule 7.05         Permitted Indebtedness
Schedule 7.08         Contingent Obligations
Schedule 7.09         Leases
Schedule 10.02        Payment Offices; Addresses for Notices; Lending Offices

EXHIBITS

Exhibit A             Form of Notice of Borrowing
Exhibit B             Form of Notice of Conversion/Continuation
Exhibit C             Form of Compliance Certificate
Exhibit D             Form of Legal Opinion of Holdings' and Company's Counsel
Exhibit E             Form of Assignment and Acceptance
Exhibit F-1           Form of Revolving Note
Exhibit F-2           Form of Term Note
Exhibit G             Form of Security Agreement
Exhibit H             Form of Update Certificate
Exhibit I             Form of Additional Guarantor Assumption Agreement
Exhibit J             Form of Legal Opinion of Additional Guarantor's Counsel


                                       vi.

                                CREDIT AGREEMENT

        This CREDIT AGREEMENT is entered into as of December 7, 1998, among Enterprise Profit Solutions Corporation, a Delaware corporation (the "Company"), ProfitSource Corporation, a Delaware corporation, certain other affiliates of the Company parties hereto as guarantors, the several lending institutions from time to time party to this Agreement (individually, each a "Lender" and, collectively, the "Lenders"), Bank of America National Trust and Savings Association, as administrative agent for itself and the other Lenders (in such capacity, the "Agent"), Antares Capital Corporation, as documentation agent (in such capacity, the "Documentation Agent"), and ING (U.S.) Capital Corporation, as managing agent (in such capacity, the "Managing Agent").

        WHEREAS, the Lenders have agreed to make available to the Company a secured term loan and revolving credit facility upon the terms and conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

        Certain Defined Terms. The following terms have the following meanings (including in the Recitals hereof):

               "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in
        (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that the Company or the Subsidiary is the surviving entity.

               "Acquisition Agreements" has the meaning specified in subsection 4.01(m).

               "Additional Guarantor Accession Date has the meaning specified in subsection 6.14(a).

               "Additional Guarantor Assumption Agreement" has the meaning specified in subsection 6.14(a).

               "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or


                                       1.

        indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

               "Agent" means BofA in its capacity as agent for the Lenders hereunder, and any successor agent arising under Section 9.09.

               "Agent-Related Persons" means BofA and any successor agent arising under Section 9.09, together with their respective Affiliates (including, in the case of BofA, the Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

               "Agent's Payment Office" means the address for payments set forth on Schedule 10.02 or such other address as the Agent may from time to time specify.

               "Aggregate Commitment" means the combined Commitments of the Lenders.

               "Aggregate Specified Swap Amount" means, at any time, the sum of all Specified Swap Amounts owing to all Swap Providers.

               "Agreement" means this Credit Agreement.

               "Annualization Quotient" means, in respect of any Compliance Period, the quotient obtained by dividing (a) the number of days elapsed from the first day of the Compliance Period through the Closing Date, by
        (b) 365.

               "Antares" means Antares Capital Corporation, a Delaware corporation.

               "Applicable Fee Amount" means with respect to the commitment fee payable hereunder on and after the first anniversary of the Closing Date, the amount set forth opposite the indicated Level below the heading "Commitment Fee" in the pricing grid set forth on Annex II in accordance with the parameters for calculations of such amount also set forth on Annex II.

               "Applicable Margin" means

               (a) at all times prior to the first anniversary of the Closing Date,

                   (i) with respect to Base Rate Loans, 2.25%; and

                   (ii) with respect to Offshore Rate Loans, 3.50%; and

               (b) at all times on and after the first anniversary of the Closing Date, with respect to Base Rate Loans and Offshore Rate Loans, the amount set forth opposite the indicated Level below the heading "Base Rate Spread" or "Offshore Rate Spread" in the


                                       2.

        pricing grid set forth on Annex II in accordance with the parameters for calculations of such amounts also set forth on Annex II.

               "Assignee" has the meaning specified in subsection 10.08(a).

               "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

               "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

               "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

               "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

               "BofA" means Bank of America National Trust and Savings Association, a national banking association.

               "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Lenders under
        Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

               "Borrowing Date" means any date on which a Borrowing occurs under
        Section 2.03.

               "Business Day" means any day other than a Saturday, Sunday, Good Friday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the London offshore Dollar interbank market.

               "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

               "CERCLA" has the meaning specified in the definition of "Environmental Laws."



                                       3.

               "Change of Control" means the occurrence of any of the following:
        (a) any "person" or "group" (as such terms are used in subsections 13(d) and 14(d) of the Exchange Act and the regulations thereunder) other than the Transaction Shareholders or any group which includes any Transaction Shareholder is or becomes on or after the Closing Date the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities of Holdings representing 25% or more of the combined voting power of Holdings' then-outstanding voting securities; (b) the Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of Holdings; or (c) Holdings shall cease to own and control directly, of record and beneficially, 100% of each class of outstanding capital stock of the Company free and clear of all Liens (other than any Liens under the Collateral Documents).

               "Closing Date" means the date occurring on or before December 18, 1998 on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Lenders (or, in the case of subsection 4.01(e), waived by the Person entitled to receive such payment).

               "Closing Date Transaction" has the meaning specified in the definition of Transaction.

               "Co-Agents" means Antares, in its capacity as documentation agent, and ING, in its capacity as managing agent.

               "Code" means the Internal Revenue Code of 1986

               "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by Holdings, the Company, any Guarantor or other Subsidiary in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Agent on behalf of the Lenders, the Lead Arranger or any Swap Provider whether under this Agreement or under any Collateral Documents.

               "Collateral Documents" means, collectively, (i) the Security Agreement, the Mortgage(s) and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between Holdings, the Company, any Guarantor or any other Subsidiary and the Lenders, or the Agent for the benefit of the Lenders, the Lead Arranger or any Swap Provider, now or hereafter delivered to the Lenders or the Agent, pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against Holdings, the Company, any Guarantor or any other Subsidiary as debtor in favor of the Lenders, or the Agent for the benefit of the Lenders, the Lead Arranger or any Swap Provider as secured party, and (ii) any amendments, supplements,


                                       4.

        modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

               "Commitment" means, for each Lender, the sum of its Revolving Commitment and Term Commitment.

               "Company Leverage Ratio" means, as of any date of determination, the ratio of (a) Funded Debt on such date to (b) EBITDA for the period of 12 months (or four fiscal quarters, as the case may be) ended on such date, of the Company and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

               "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

               "Compliance Period" means any period of four consecutive fiscal quarters for which any covenant set forth in Section 7.18 is measured.

               "Consolidated Net Worth" means, as of any date of determination, total assets on such date minus total liabilities on such date, of the Company and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

               "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor,
        (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) in connection with any synthetic lease or other similar off balance sheet lease transaction, or (v) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; (d) all Earn-Out Obligations; or (e) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably

                                       5.

        anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

               "Continuing Director" means, as of any date of determination, any member of the board of directors of Holdings who (i) was a member of such board of directors on the Closing Date or (ii) was nominated or elected to such board of directors with the approval of a majority of the directors constituting Continuing Directors who were members of such board of directors at the time of such nomination or election.

               "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

               "Conversion/Continuation Date" means any date on which, under
        Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

               "D&T Subordinated Note" means, collectively, the Holdings Subordinated Notes issued to Deloitte & Touche LLP.

               "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

               "Disposition" means the sale, lease, conveyance or other disposition of property, other than sales or other dispositions expressly permitted under subsections 7.02(a) through 7.02(f).

               "Dollars," "dollars" and "$" each mean lawful money of the United States.

               "Earn-Out Obligations" means any obligations, whether contingent or matured, to pay additional consideration in connection with any Acquisition by the Company or any Subsidiary (including any non-compete, consulting and similar obligations not constituting reasonable compensation for actual services rendered).

               "EBITDA" of any Person means, for any period, net income plus interest expense plus income tax expense plus depreciation expense, amortization expense and other non-cash expenses plus extraordinary losses minus extraordinary gains, in each case, which were deducted (or, in the case of any extraordinary gains, added) in determining net income, of such Person, as determined in accordance with GAAP. For purposes of determining the consolidated EBITDA of the Company and its Subsidiaries or Holdings and its Subsidiaries (except for purposes of determining the Company's compliance with subsection 7.18(e), which compliance shall be measured on the basis of the actual

                                       6.

        consolidated EBITDA of the Company and its Subsidiaries for each of the first four full fiscal quarters ending after the Closing Date), EBITDA shall be calculated on the basis of the combined financial statements of the Company and its Subsidiaries for the 12 months ended September 30, 1998, delivered to the Agent and the Lenders pursuant to subsection 4.01(l)(iv), as supplemented from time to time by the financial statements delivered after the Closing Date pursuant to subsections 6.01(a), 6.01(b) and 6.01(c), until such time as the first day of any rolling twelve month or four quarter period, as the case may be, for which the Company's or Holding's consolidated EBITDA is calculated hereunder falls on or after the Closing Date. For purposes of determining the consolidated EBITDA of the Company and its Subsidiaries or Holdings and its Subsidiaries in connection with the calculation of the Company Leverage Ratio or the Holdings Leverage Ratio, and only to the extent that (i) supporting financial information satisfactory to the Majority Lenders shall have been received by the Agent and the Lenders and (ii) the Majority Lenders shall have approved of the following adjustments, Holdings' and the Company's consolidated EBITDA shall be adjusted upon the Permitted Acquisition of any acquired Person (the "Acquiree") (A) to include the historical financial results of such Acquiree for each rolling twelve month or four quarter period, as the case may be, for which Holdings' or the Company's consolidated EBITDA is calculated hereunder, until such time as the first day of any such rolling twelve month or four quarter period, as the case may be, falls on or after the date on which the Acquisition of such Acquiree is consummated; and (B) to exclude any specific, identifiable expense items which are eliminated as a result of the Permitted Acquisition of such Acquiree at the closing thereof. Notwithstanding clauses (i) and (ii) of the immediately preceding sentence, if audited financial statements accompanied by an unqualified opinion of an Independent Auditor are delivered to the Agent and the Lenders in respect of an Acquiree for the then most recent fiscal year of such Acquiree, then the approval of the Majority Lenders shall not be required for pro forma additions to the consolidated EBITDA of the Company or Holdings in respect of the historical financial results of such Acquiree resulting from the Permitted Acquisition of such Acquiree that comply in all respects with the SEC Pro Forma Rules, provided that (i) the Company or Holdings, as the case may be, shall have delivered a certificate of a Responsible Officer clearly setting forth such pro forma additions to consolidated EBITDA resulting from the Permitted Acquisition of such Acquiree and certifying that such pro forma additions comply in all respects with the SEC Pro Forma Rules, and (ii) no such pro forma additions to the consolidated EBITDA of Holdings and its Subsidiaries or the Company and its Subsidiaries, as the case may be, in respect of any Acquiree shall exceed $5,000,000.

               "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a

                                       7.

        Subsidiary and (d) any other entity which is an "accredited investor" (as defined in Regulation D under the Exchange Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds and lease financing companies; provided that no Loan Party or any Affiliate of any Loan Party shall be an Eligible Assignee.

               "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by any Loan Party (or Subsidiary thereof).

               "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

               "ERISA" means the Employee Retirement Income Security Act of
        1974.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

               "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of


                                       8.

        ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; in each case which could reasonably be expected to result in liability to the Company in excess of $5,000,000.

               "Estimated Remediation Costs" means all costs associated with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to "cap" or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

               "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate."

               "Event of Default" means any of the events or circumstances specified in Section 8.01.

               "Event of Loss" means, with respect to any property, any of the following: (a) any loss, destruction or damage of such property; (b) any pending or threatened institution of any proceedings for the condemnation or seizure of such property or for the exercise of any right of eminent domain; or (c) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

               "Exchange Act" means the Securities Exchange Act of 1934.

               "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

               "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York with respect to the preceding Business Day opposite the caption "Federal Funds (Effective)," or, if for any relevant day such rate is not so published with respect to any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

               "Fee Letter" means that certain letter agreement dated as of November 25, 1998, among the Company, the Agent and the Lenders.

               "Fixed Charge Coverage Ratio" has the meaning specified in subsection 7.18(f).

                                       9.

               "Founding Companies" means the Persons listed on Schedule 1.01, which Persons will be acquired by the Company on the Closing Date, in the case of part A thereof, and within 60 days thereafter, in the case of part B thereof, pursuant to the Transaction.

               "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

               "Funded Debt" of any Person means, without duplication, (a) all interest-bearing Indebtedness of such Person (whether on- or off-balance sheet), (b) all non-contingent obligations of such Person in respect of any Surety Instrument, (c) all obligations of such Person with respect to leases which are or should be capitalized on the balance sheet of such Person in accordance with GAAP and (d) all Contingent Obligations of such Person in respect of the Funded Debt of any other Person.

               "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.01.

               "GAAP" means generally accepted accounting principles as in effect in the United States from time to time.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "Guarantor" means Holdings and each Subsidiary of the Company party to a Guaranty in its capacity as a guarantor hereunder.

               "Guaranty" means the guaranty of each Guarantor made pursuant to
        Section 10.12 and any other guaranty under any separate agreement executed by any Guarantor pursuant to which it guarantees the Obligations.

               "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

               "Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

               "Holdings" means ProfitSource Corporation, a Delaware corporation.

                                      10.

               "Holdings Leverage Ratio" means, as of any date of determination, the ratio of (a) Funded Debt on such date to (b) EBITDA for the period of 12 months (or four fiscal quarters, as the case may be) ended on such date, of Holdings and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

               "Holdings Note" means that certain Promissory Note dated the Closing Date made by Holdings in favor of the Company.

               "Holdings Subordinated Notes" means those certain Subordinated Promissory Notes issued by Holdings pursuant to the Acquisition Agreements.

               "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all non-contingent Earn-Out Obligations; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

               "Indemnified Liabilities" has the meaning specified in Section 10.05.

               "Indemnified Person" has the meaning specified in Section 10.05.

               "Independent Auditor" has the meaning specified in subsection 6.01(a).

               "ING" means ING (U.S.) Capital Corporation, a Delaware corporation.

               "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit

                                      11.

        of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in either case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

               "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and the Revolving Termination Date, in the case of Revolving Loans, or the Term Loan Maturity Date, in the case of Term Loans, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

               "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion / Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

        provided that:

                   (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                   (ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                   (iii) no Interest Period for any Term Loan shall extend
               beyond the Term Loan Maturity Date and no Interest Period for any Revolving Loan shall extend beyond the Revolving Termination Date; and

                   (iv) no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans, or by Offshore Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment.

               "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                                      12.

               "Joint Venture" means a partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

               "Lead Arranger" means NationsBanc Montgomery Securities LLC, a Delaware limited liability company.

               "Lender" means the institutions specified in the introductory clause hereto. Unless the context otherwise clearly requires, "Lender" includes any such institution in its capacity as Swap Provider pursuant to a Specified Swap Contract. Unless the context otherwise clearly requires, references to any such institution as a "Lender" shall also include any of such institution's Affiliates that may at any time of determination be Swap Providers pursuant to Specified Swap Contracts.

               "Lending Office" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, on Schedule 10.02, or such other office or offices as the Lender may from time to time notify the Company and the Agent.

               "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

               "Loan" means an extension of credit by a Lender to the Company under Article II, and may be a Base Rate Loan or an Offshore Rate Loan (each, a "Type" of Loan), and includes any Revolving Loan or Term Loan.

               "Loan Documents" means this Agreement, any Notes, the Collateral Documents, the Fee Letter, any documents evidencing or relating to Specified Swap Contracts, and all other documents delivered to the Agent or any Lender in connection with the transactions contemplated by this Agreement.

               "Loan Party" means the Company, Holdings and each Subsidiary party hereto as a Guarantor.

               "Majority Lenders" means at any time Lenders then holding in excess of 50% of the sum of (a) the combined Revolving Commitments, or if the Revolving Commitments

                                      13.

        have been terminated, the then aggregate unpaid principal amount of the Revolving Loans, plus (b) the combined Term Commitments, or if the Term Commitments have been terminated, the then aggregate unpaid principal amount of the Term Loans, or, if the Revolving Commitments and Term Commitments have been terminated and no Loans are then outstanding, Lenders then owed a Specified Swap Amount in excess of 50% of the Aggregate Specified Swap Amount.

               "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

               "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (whether actual or contingent), assets, condition (financial or otherwise) or prospects of (i) the Company and its Subsidiaries taken as a whole or (ii) as to Holdings and its Subsidiaries taken as a whole or (iii) as to the Founding Companies; (b) a material impairment of the ability of any Loan Party to perform under any Loan Document to which it is a party and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party, or
        (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

               "Minimum Amount" means (i) in respect of any Borrowing, conversion or continuation of Loans, (A) in the case of Base Rate Loans, an aggregate minimum amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, and (B) in the case of Offshore Rate Loans, an aggregate minimum amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, (ii) in the case of any reduction of the Commitments under Section 2.05, an aggregate minimum amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, and (iii) in the case of any optional prepayment of Loans under
        Section 2.06, an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof.

               "Mortgage" means any deed of trust, mortgage, leasehold mortgage, assignment of rents or other document creating a Lien on real property or any interest in real property.

               "Mortgaged Property" means all property subject to a Lien pursuant to a Mortgage.

               "Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

               "Net Issuance Proceeds" means, as to any issuance of debt or equity by any Person, cash proceeds received or receivable by such Person in connection therewith, net

                                      14.

        of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of such Person.

               "Net Proceeds" means, (a) as to any Disposition by a Person, proceeds in cash, checks or other cash equivalent financial instruments as and when received by such Person, net of: (i) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person, (ii) sale, use or other transaction taxes and capital gains taxes paid or payable by such Person as a direct result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a purchase money security interest on the asset which is the subject of such Disposition; and (b) proceeds paid on account of any Event of Loss, net of (i) all money actually and reasonably promptly applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses reasonably incurred in connection with the collection of such proceeds, award or other payments, and (iii) any amounts retained by or paid to parties having superior rights to such proceeds, awards or other payments. For purposes of determining the amount of Net Proceeds in respect of any Disposition or Event of Loss, however, the amount of proceeds calculated as provided above shall be reduced by the amount of such proceeds that such Person has used (or intends to use within six months of the date of receipt of such proceeds) to repair, rebuild or replace all or any part of the assets in respect of which such proceeds were received, it being understood that any portion of such proceeds that has not been so used within such six month period shall be deemed to be Net Proceeds received on the last day of such six month period.

               "Note" means a promissory note executed by the Company in favor of a Lender pursuant to subsection 2.02(b), in substantially the form of Exhibit F-1, in the case of Revolving Loans, and in the form of Exhibit F-2, in the case of Term Loans.

               "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

               "Notice of Conversion / Continuation" means a notice in substantially the form of Exhibit B.

               "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Lender, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

               "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Agent as follows:

               Offshore Rate   =                    LIBOR
                                    ------------------------------------
                                    1.00 - Eurodollar Reserve Percentage


                                      15.

               Where:

                   "Eurodollar Reserve Percentage" means for any day for any
               Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                   "LIBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent as the rate of interest at which Dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan and having a maturity comparable to such Interest Period would be offered by BofA to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

               The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

               "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

               "Organization Documents" means, for any Person, the certificate or articles of incorporation, the bylaws, the partnership agreement, the limited liability company agreement or operating agreement, any certificate of determination or instrument relating to the rights of preferred shareholders of such Person, any shareholder rights agreement, any other applicable organizational or constitutional documents and all applicable resolutions of the board of directors (or any committee thereof) of such Person.

               "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

               "Participant" has the meaning specified in subsection 10.08(d).

               "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

               "Perfection Certificate" means a certificate, in form and substance satisfactory to the Agent, providing certain information relating to the Loan Parties and the Collateral.

                                      16.

               "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

               "Permitted Acquisition" means any Acquisition (other than any Acquisition included in the Closing Date Transaction) that conforms to the following requirements: (a) the assets, Person, division or line of business to be acquired is in a substantially similar or related line of business as the Company, (b) the Agent and the Lenders shall have received, no less than 10 Business Days prior to the consummation of such Acquisition, reasonably adequate financial information regarding the assets, Person or business to be acquired, including the most recent audited financial statements, if available, but in any case the most recently prepared balance sheet, statement of income and statement of cash flows for the assets, Person or business to be acquired and pro forma projected financial statements showing the effect of the Acquisition of the assets, Person or business on the Company, including a balance sheet for the Company and its Subsidiaries as of the time of the Acquisition and projected statements of income and cash flows for the Company and its Subsidiaries through at least the Revolving Termination Date, (c) all transactions related to such Acquisition shall be consummated in accordance with applicable Requirements of Law, (d) such Acquisition shall be non-hostile in nature and not involve any transaction subject to Section 13(d) or 14(d) of the Exchange Act, (e) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained, (f) immediately after giving effect to such Acquisition: (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) 100% of the capital stock of any acquired or newly formed corporation, partnership, limited liability company or other business entity is owned directly by the Company or a U.S. Wholly-Owned Subsidiary of the Company, and all actions required to be taken, if any, with respect to such acquired or newly formed Subsidiary under Section 6.14 or as otherwise required under Section 6.15 shall have been taken, (iii) there shall be at least $5,000,000 of availability under the Revolving Commitments for Borrowings of Revolving Loans, and (iv) (A) the Company shall be in compliance, on a pro forma basis after giving effect to such Acquisition, with the covenants contained in Section 7.18 recomputed as of the last day of the most recently ended fiscal quarter of the Company as if such Acquisition had occurred on the first day of each relevant period for testing such compliance, and the Company shall have delivered to the Agent a certificate of a Responsible Officer of the Company to such effect, together with all relevant financial computations evidencing such compliance, (B) if all or any part of the consideration for such Acquisition shall be financed directly or indirectly by one or more Borrowings hereunder, then the Company Leverage Ratio, measured as of the end of the most recent fiscal quarter on a pro forma basis after giving effect to such Acquisition, shall not be more than 2.00 to 1.00, and the Holdings Leverage Ratio, measured as of the end of the most recent fiscal quarter on a pro forma basis after giving effect to such Acquisition, shall not be more than 3.50 to 1.00; provided, however, that the preceding clause (iv) shall not apply to

                                      17.

        any Secondary Acquisition, and (C) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness other than Indebtedness permitted under Section 7.05, (g) the assets, Person or business to be acquired shall have had an EBITDA equal to or greater than zero for the then most recent period of 12 fiscal months ended prior to the consummation of such Acquisition, and (h) in the case of any Significant Acquisition (other than any Secondary Acquisition), (i) any Earn-Out Obligations constituting all or a portion of the consideration for such Acquisition shall be on terms satisfactory to the Majority Lenders, and (ii) the Majority Lenders, shall have otherwise consented in writing to the consummation of such Acquisition.

               "Permitted Liens" has the meaning specified in Section 7.01.

               "Permitted New Subordinated Debt" has the meaning specified in
        Section 7.05(g).

               "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) with respect to any Swap Contract that is not a Specified Swap Contract, any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 8.01(a)) and (c) a perfected security interest in such Person's rights and interests to and in such Swap Contracts has been granted, and exists, in favor of the Agent, for the benefit of the Lenders, as collateral for the Obligations.

               "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority, or any other entity of whatever nature.

               "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

               "Pledged Shares" has the meaning specified in the Security Agreement.

               "Principal Installment" means such amount of principal of the Term Loans that is due and payable on any Principal Payment Date.

               "Principal Payment Date" has the meaning specified in subsection 2.08(a).

                                      18.

               "Pro Rata Share" means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of (a) in the case of the Revolving Commitments or the Revolving Loans, such Lender's Revolving Commitment divided by the combined Revolving Commitments of all Lenders (or, if all Revolving Commitments have been terminated, the aggregate principal amount of such Lender's Revolving Loans divided by the aggregate principal amount of the Revolving Loans then held by all Lenders), and
        (b) in the case of the Term Commitments or the Term Loans, such Lender's Term Commitment divided by the combined Term Commitments of all Lenders (or, if all Term Commitments have been terminated, the aggregate principal amount of such Lender's Term Loans divided by the aggregate principal amount of Term Loans then held by all Lenders). The initial Pro Rata Share of each Lender is set forth opposite such Lender's name in Schedule 2.1 under the heading "Pro Rata Share."

               "Related Person" means, with respect to any natural person, (i) such person's spouse, parents and descendants (whether by blood or adoption and including stepchildren) and the spouses of any such natural persons and (ii) any corporation, partnership, trust or other Person in which no one has any interest (directly or indirectly) except for any of such natural person, such spouse, parents and descendants and the spouses of any such natural persons.

               "Replacement Lender" has the meaning specified in Section 3.07.

               "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

               "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

               "Responsible Officer" means, as to any Person, the chief executive officer or the president of such Person, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of such Person, or any other officer having substantially the same authority and responsibility.

               "Revolving Commitment," as to each Lender, has the meaning specified in subsection 2.01(b).

               "Revolving Loan" has the meaning specified in Section 2.01.

               "Revolving Termination Date" means the earlier to occur of:

                   (a) June 14, 2001; and

                                      19.

                   (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

               "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

               "SEC Pro Forma Rules" means the SEC's requirements, as set forth in Regulation S-X promulgated by the SEC, for the preparation of pro forma financial statements and the making of pro forma adjustments in connection therewith.

               "Secondary Acquisition" means any Acquisition by the Company or any Subsidiary of the Company of any Person identified on part B of
        Schedule 1.01; provided that any such Acquisition shall be a Secondary Acquisition only if such Acquisition is consummated not later than 60 days after the Closing Date.

               "Security Agreement" means a security agreement in substantially the form of Exhibit G.

               "Significant Acquisition" means (a) any Acquisition by the Company or any Subsidiary in respect of which cash or cash equivalents and/or assumption and/or incurrence of Indebtedness exceeding $10,000,000 in the aggregate constitutes all or a portion of the consideration therefor, and (b) any Acquisition by the Company or any Subsidiary at any time that cash or cash equivalents and/or assumption and/or incurrence of Indebtedness exceeding $20,000,000 in the aggregate has constituted (or, immediately after giving effect to such Acquisition, shall have constituted) all or a portion of the consideration for all Acquisitions by the Company and its Subsidiaries consummated in the then current fiscal year.

               "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

               "Specified Swap Amount" means, at any time, in respect of Specified Swap Contracts to which any Swap Provider is party, the Swap Termination Value relating

                                      20.

        thereto; provided that for purposes of this definition, any Swap Termination Value that is negative as to (i.e., owing by) any Swap Provider shall be deemed equal to zero (0).

               "Specified Swap Contract" means any Swap Contract made or entered into at any time, or in effect at any time (whether heretofore or hereafter), whether directly or indirectly, and whether as a result of assignment or transfer or otherwise, between the Company and any Swap Provider which Swap Contract is or was intended by the Company to have been entered into, in part or entirely, for purposes of mitigating interest rate or currency exchange risk relating to any Loan (which intent shall conclusively be deemed to exist if the Company so represents to the Swap Provider in writing), and as to which the final scheduled payment by the Company is not later than the Revolving Termination Date.

               "Subordinated Debt" means the Holdings Subordinated Notes and any Permitted New Subordinated Debt.

               "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

               "Surety Instruments" means all letters of credit (including standby and commercial), bankers acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

               "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

               "Swap Provider" means any Lender, or any Affiliate of any Lender, that is at the time of determination party to a Specified Swap Contract with the Company or any Subsidiary.

               "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the

                                      21.

        amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender.)

               "Tax Sharing Agreement" means that certain Tax Sharing Agreement dated as of December 11, 1998, by and among Holdings and its Subsidiaries.

               "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a Lending Office.

               "Term Commitment," as to each Lender, has the meaning specified in subsection 2.01(a).

               "Term Loan" has the meaning specified in Section 2.01.

               "Term Loan Maturity Date" means June 14, 2001.

               "Transaction" means (a) the following events occurring simultaneously on the Closing Date: (i) the Acquisition by the Company of the Founding Companies identified on part A of Schedule 1.01, (ii) the issuance of the Holdings Subordinated Notes and shares of Holdings' common stock to owners, officers, directors and employees of such Founding Companies (such events, the "Closing Date Transaction"); and
        (b) the following events occurring not later than 60 days after the Closing Date: (i) the Acquisition by the Company of the Founding Companies identified on Part B of Schedule 1.01, and (ii) the issuance of the Holdings Subordinated Notes and shares of Holdings' common stock to owners, officers, directors and employees of such Founding Companies.

               "Transaction Documents" means (i) the documents and instruments evidencing any Subordinated Debt and the issuance of the shares of common stock of Holdings in connection with the Transaction and all related stockholder agreements and (ii) the Acquisition Agreements.

               "Transaction Shareholders" means those Persons obtaining shares of Holdings' common stock on the Closing Date or pursuant to a Secondary Acquisition and all Related Persons of such Persons.

               "Type" has the meaning specified in the definition of "Loan."

               "UCC" means the Uniform Commercial Code as in effect in the State of California.

                                      22.

               "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

               "United States" and "U.S." each means the United States of America.

               "U.S. Subsidiary" and "U.S. Wholly-Owned Subsidiary" means a Subsidiary or Wholly-Owned Subsidiary, as the case may be, that is located in and a resident of the United States.

               "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, 100% of the capital stock of every other class and all warrants, options or other rights to acquire capital stock of any class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

        1.02 Other Interpretive Provisions.

            (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

               (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                                      23.

            (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

            (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

            (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

        1.03 Accounting Principles.

            (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided, however, that, if GAAP shall have been modified after the Closing Date and the application of such modified GAAP shall have a material effect on such financial computations (including the computations required for the purpose of determining compliance with the financial covenants set forth herein), then such computations shall be made and such financial statements, certificates and reports shall be prepared, and all accounting terms not otherwise defined herein shall be construed, in accordance with GAAP as in effect prior to such modification, unless and until the Majority Lenders and the Company shall have agreed upon the terms of the application of such modified GAAP.

            (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.



                                   ARTICLE II

                                   THE CREDITS

        2.01 Amounts and Terms of Commitments

            (a) The Term Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to make a single loan to the Company (each such loan, a "Term Loan") on the Closing Date in an amount not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the heading "Term Commitment" (such amount, such Lender's "Term Commitment") . Amounts borrowed as Term Loans which are repaid or prepaid by the Company may not be reborrowed.


                                      24.

            (b) The Revolving Credit. Each Lender severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on Schedule 2.01 under the heading "Revolving Commitment" (such amount as the same may be reduced under Section 2.05 or reduced or increased as a result of one or more assignments under Section 10.08, such Lender's "Revolving Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all Term Loans outstanding at such time, shall not at any time exceed the Aggregate Commitment. Within the limits of each Lender's Revolving Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this subsection 2.01(b), prepay under Section 2.06 and reborrow under this subsection 2.01(b).

        2.02 Loan Accounts.

            (a) The Loans made by each Lender shall be evidenced by one or more loan accounts or records maintained by such Lender in the ordinary course of business. The loan accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error/rebuttable presumptive evidence of the amount of the Loans made by the Lenders to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

            (b) Upon the request of any Lender made through the Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Lender shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Lender is irrevocably authorized by the Company to endorse its Note(s) and each Lender's record shall be conclusive absent manifest error; provided, however, that the failure of a Lender to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Lender.

        2.03 Procedure for Borrowing.

            (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 9:00 a.m. (San Francisco time) (i) at least three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

               (i) the amount of the Borrowing, which shall be in a Minimum Amount;

               (ii) the requested Borrowing Date, which shall be a Business Day;

                                      25.

               (iii) the Type of Loans comprising the Borrowing and whether Revolving Loans or Term Loans are requested; and

               (iv) the duration of the Interest Period applicable to such Loans included in such notice (subject to the provisions of the definition of "Interest Period" herein). If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months;

provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 11:00 a.m. (San Francisco time) one Business Day prior to the Closing Date and such Borrowing will consist of Base Rate Loans only; and further provided that if so requested by the Agent, all Borrowings during the first three months following the Closing Date shall have the same Interest Period and shall be Base Rate Loans or Offshore Rate Loans for Interest Periods no longer than one month.

            (b) The Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of that Borrowing.

            (c) Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Borrowings will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent, or if requested by the Company, by wire transfer in accordance with written instructions provided to the Agent by the Company of such funds as received by the Agent, unless on the date of the Borrowing all or any portion of the proceeds thereof shall then be required to be applied to the repayment of any outstanding Loans, in which case such proceeds or portion thereof shall be applied to the payment of such Loans.

            (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than eight different Interest Periods in effect.

        2.04 Conversion and Continuation Elections.

            (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

               (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in a Minimum Amount) into Loans of any other Type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in a Minimum Amount);

                                      26.

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

            (b) The Company shall deliver a Notice of Conversion / Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) (i) at least three Business Days in advance of the Conversion / Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) on the Conversion / Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

               (i) the proposed Conversion / Continuation Date;

               (ii) the aggregate amount of Loans to be converted or continued;

               (iii) the Type of Loans resulting from the proposed conversion or continuation; and

               (iv) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period (subject to the provisions of the definition of "Interest Period" herein).

            (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

            (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion / Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

            (e) Unless the Majority Lenders otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

            (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than eight different Interest Periods in effect.

        2.05 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Revolving Commitments, or permanently reduce the Revolving Commitments, provided that the aggregate amount of any partial reduction is in a Minimum Amount; unless, after giving effect thereto and

                                      27.

to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Revolving Loans would exceed the amount of the combined Revolving Commitments then in effect. Once reduced in accordance with this Section, the Revolving Commitments may not be increased. Any reduction of the Revolving Commitments shall be applied to each Lender according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Revolving Commitments, shall be paid on the effective date of such reduction or termination.

        2.06 Optional Prepayments. Subject to Section 3.04, the Company may, at any time or from time to time, upon irrevocable notice to the Agent, by no later than 9:00 a.m. (San Francisco Time) (a) three Business Days prior to the date of such prepayment in the case of prepayment of Offshore Rate Loans, and (b) on the date of such prepayment in the case of prepayment of Base Rate Loans, ratably prepay Loans in whole or in part, in Minimum Amounts. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and whether such prepayment is of Revolving Loans or Term Loans (or a combination thereof). The Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount of Offshore Rate Loans prepaid and any amounts required pursuant to
Section 3.04. Optional prepayments of the Term Loans shall be applied pro rata to the Principal Installments.

        2.07 Mandatory Prepayments of Loans; Mandatory Commitment Reductions.

            (a) Asset Dispositions. If the Company or any Subsidiary shall at any time or from time to time make or agree to make a Disposition, or shall suffer an Event of Loss, then (i) the Company shall promptly notify the Agent in advance of such Disposition or promptly upon the occurrence of such Event of Loss (including the amount of the estimated Net Proceeds to be received by the Company or such Subsidiary in respect thereof) and (ii) if, after giving effect to such Disposition or Event of Loss, the Net Proceeds of all Dispositions and Events of Loss which have occurred in such fiscal year are greater than $5,000,000 in the aggregate, then promptly upon, and in no event later than one day after, receipt by the Company or the Subsidiary of the Net Proceeds of such Disposition or Event of Loss, the Company shall prepay Term Loans in an aggregate amount equal to the amount of all Net Proceeds received by the Company or any Subsidiary on account of all Dispositions and Events of Loss which have occurred in such fiscal year less the amount, if any, of Net Proceeds already so applied in such fiscal year. Such prepayments shall be applied pro rata to the Principal Installments.

            (b) Equity or Debt Issuance. If Holdings shall issue new equity or issue any debt securities or otherwise incur any additional Indebtedness for borrowed money, in each case for cash consideration in excess of $1,000,000, Holdings shall promptly notify the Agent of the estimated Net Issuance Proceeds of such issuance or the amount of the proceeds of such additional Indebtedness, as the case may be, to be received by Holdings in respect thereof. Promptly upon, and in no event later than one day after, receipt by Holdings of Net Issuance Proceeds of such issuance of new equity or debt securities or the proceeds of such additional

                                      28.

Indebtedness, as the case may be, Holdings shall pay to the Company in the form of a capital contribution the lesser of (i) 100% of the amount of such Net Issuance Proceeds or the proceeds of such additional Indebtedness, as the case may be, and (ii) the then outstanding aggregate principal balance of the Term Loans, and the Company shall on the same day prepay the Term Loans in an aggregate amount equal to the amount of such Net Issuance Proceeds or proceeds of such additional Indebtedness so contributed to the Company by Holdings, to be applied pro rata to the Principal Installments.

            (c) General. Any prepayments pursuant to this Section 2.07 shall be subject to Section 3.04 and applied first to any Base Rate Loans then outstanding and then to Offshore Rate Loans with the shortest Interest Periods remaining; provided, however, that if the amount of Base Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, the Company may, at its option, place any amounts which it would otherwise be required to use to prepay Offshore Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the Agent for the benefit of the Lenders until the end of such Interest Period at which time such pledged amounts will be applied to prepay such Offshore Rate Loans. The Company shall pay, together with each prepayment under this Section 2.07, accrued interest on the amount of any Offshore Rate Loans prepaid and any amounts required pursuant to Section 3.04.

        2.08 Repayment.

            (a) The Term Credit. The Company shall repay to the Agent for the account of the Lenders the aggregate principal amount of the Term Loans on each date and in such amounts as follows (each such payment date a "Principal Payment Date") : (i) on the last Business Day of each calendar quarter, commencing on March 31, 1999, a quarterly principal installment of $1,500,000, and (ii) on the Term Loan Maturity Date, the aggregate principal amount of Term Loans outstanding on such date.

            (b) The Revolving Credit. The Company shall repay to the Agent for the account of the Lenders on the Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

        2.09 Interest.

            (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04) , plus the Applicable Margin.

            (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Offshore Rate Loans under Section 2.06 or 2.07 for the portion of the Offshore Rate Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Lenders.

                                      29.

            (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Base Rate Loans plus 2% per annum; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin then in effect for Base Rate Loans plus 2% per annum.

            (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Company shall pay such Lender interest at the highest rate permitted by applicable law.

        2.10 Fees.

            (a) Agency and Other Fees. The Company shall pay an agency fee and such other fees to the Agent, the Lead Arranger and the Documentation Agent for their own account, as required by Fee Letter.

            (b) Commitment Fees. The Company shall pay to the Agent for the account of each Lender a commitment fee on the actual daily unused portion of such Lender's Revolving Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to (i) 0.50% per annum for the period from and including the Closing Date through the first anniversary thereof, and (ii) a rate per annum equal to the Applicable Fee Amount thereafter. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on December 31, 1998 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any termination of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such termination, with the following quarterly payment being calculated on the basis of the period from such termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in
Article IV are not met.


                                      30.

        2.11 Computation of Fees and Interest.

            (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year) . Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

            (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

        2.12 Payments by the Company.

            (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Lenders at the Agent's Payment Office, and shall be made in Dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

            (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

            (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Lenders that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required) , in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Company has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.


                                      31.

        2.13 Payments by the Lenders to the Agent.

            (a) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required) , in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

            (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

        2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) , such Lender shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. the Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be

                                      32.

conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

        2.15 Security and Guaranty.

            (a) All obligations of the Company and each other Loan Party under this Agreement and all other Loan Documents to which it is a party shall be secured in accordance with the Collateral Documents.

            (b) All obligations of the Company under this Agreement, each of the Notes and all other Loan Documents to which it is a party shall be unconditionally guaranteed by each Guarantor pursuant to its Guaranty.


                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

        3.01 Taxes.

            (a) Any and all payments by the Company to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes, except as provided in subsections 3.01(b) and (g) below. In addition, the Company shall pay all Other Taxes.

            (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then (except as provided in subsection 3.01(g) below):

               (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

               (ii) the Company shall make such deductions and withholdings;

               (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) the Company shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.


                                      33.

            (c) The Company agrees to indemnify and hold harmless each Lender and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted (except for Taxes and Further Taxes for which the Company is not responsible under subsection 3.01(g) below). Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

            (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Lender or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.

            (e) If the Company is required to pay any amount to any Lender or the Agent pursuant to subsection (b) or (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

            (f) Nothing contained in this Section 3.01 shall override any term or provision of any Specified Swap Contract regarding withholding taxes relating to Swap Contracts.

            (g) For any period with respect to which a Lender has failed to provide the Company or the Agent with the appropriate form as required by
Section 9.10(a) (whether or not such Lender is lawfully able to do so, unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Lender shall not be entitled to indemnification under this
Section 3.01 with respect to Taxes imposed on such Lender; provided that if a Lender, which is otherwise exempt from withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Loan Parties shall take such steps as such Lender shall reasonably request, at the Lender's expense, to assist such Lender to recover such Taxes.

            (h) Each Lender represents and warrants to the Agent and the Company as of the date hereof that under applicable law and treaties no tax will be required to be withheld by the Company or the Agent with respect to any payments to be made to such Lender hereunder.

        3.02 Illegality.

            (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central Lender or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by such Lender to the Company through the

                                      34.

Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until such Lender notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

            (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 3.04, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

            (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to such Lender through the Agent that all Loans which would otherwise be made by such Lender as Offshore Rate Loans shall be instead Base Rate Loans.

            (d) Before giving any notice to the Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

        3.03 Increased Costs and Reduction of Return.

            (a) If any Lender determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Offshore
Rate) in or in the interpretation of any law or regulation or (ii) the compliance by that bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans, then the Company shall be liable for, and shall from time to time, within 10 days after demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

            (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such

                                      35.

capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, within 10 days after demand of such Lender to the Company through the Agent, the Company shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

            (c) Before giving any notice to the Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

        3.04 Funding Losses. the Company shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

            (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

            (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion / Continuation;

            (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

            (d) the prepayment (including pursuant to Section 2.06 or 2.07 or in connection with a substitution of any Lender pursuant to Section 3.07 or the syndication of the Loans after the Closing Date) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

            (e) the conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained (but excluding loss of margin) . For purposes of calculating amounts payable by the Company to the Lenders under this Section and under subsection 3.03(a) , each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

        3.05 Inability to Determine Rates. If the Agent or the Majority Lenders determine that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Company and each Lender.

                                      36.

Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent upon the instruction of the Majority Lenders revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion / Continuation then submitted by it. If the Company does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

        3.06 Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article III shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

        3.07 Substitution of Lenders. Upon the receipt by the Company from any Lender (an "Affected Lender") of a claim for compensation under Section 3.01 or
Section 3.03, the Company may: (i) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (ii) designate a replacement commercial bank (which shall be an Eligible Assignee) satisfactory to the Company to acquire and assume all or a ratable part of such Affected Lender's Loans and Commitment (a "Replacement Lender"); provided, however, that the Company shall be liable for the payment upon demand of all costs and other amounts arising under Section 3.04 that result from the acquisition of any Affected Lender's Loan and/or Commitment (or any portion thereof) by a Lender or Replacement Lender, as the case may be, on a date other than the last day of the applicable Interest Period with respect to any Offshore Rate Loan then outstanding. Any such designation of a Replacement Lender under clause (ii) shall be effected in accordance with, and subject to the terms and conditions of, the assignment provisions contained in Section 10.08, and shall in any event be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

        3.08 Survival. The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

        4.01 Conditions of Initial Loans. The obligation of each Lender to make its initial Loan hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Lender, and in sufficient copies for each Lender:

            (a) Credit Agreement and Notes. This Agreement executed by each party thereto and Notes executed by the Company for the Lenders requesting Notes;

                                      37.

            (b) Resolutions; Incumbency.

               (i) Copies of the resolutions of the board of directors or equivalent governing body of each Loan Party authorizing the transactions contemplated hereby and by each other Loan Document to which such Loan Party is a party, certified as of the Closing Date by the Secretary or an Assistant Secretary (or other appropriate officer or official) of such Person; and

               (ii) A certificate of the Secretary or Assistant Secretary of each Loan Party, dated the Closing Date, certifying the names, titles and true signatures of the officers of such Loan Party authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

            (c) Organization Documents; Good Standing. Each of the following documents:

               (i) the articles or certificate of incorporation and the bylaws (or other equivalent Organization Documents) of Holdings and the Company as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Person as of the Closing Date; and

               (ii) a good standing and tax good standing certificate for each Loan Party from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where such Person is qualified to do business as a foreign corporation as of a recent date;

            (d) Legal Opinions.

               (i) an opinion of Gibson, Dunn & Crutcher, counsel to Holdings and the Company and addressed to the Agent and the Lenders, dated the Closing Date, substantially in the form of Exhibit D; and

               (ii) copies of the closing legal opinions delivered to Holdings pursuant to the Acquisition Agreements, together with reliance letters permitting the Agent and the Lenders to rely on such opinions as though they were the addressees thereof, in form and substance satisfactory to the Agent and the Lenders.

            (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, including any fees referenced in Section 2.10 and all costs and expenses payable under Section 10.04 to the extent such costs and expenses are invoiced prior to or on the Closing Date, plus such additional amounts of costs and expenses as shall constitute a reasonable estimate of costs and expenses payable under Section 10.04 incurred or to be incurred through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and any Persons entitled to payment or reimbursement under Section 10.04);


                                      38.

            (f) Collateral Documents. The Collateral Documents, executed by the each Loan Party required to be a party thereto, in appropriate form for recording, where necessary, together with:

               (i) acknowledgment copies of all UCC-l financing statements filed, registered or recorded to perfect the security interests of the Agent for the benefit of the Lenders, or other evidence satisfactory to the Agent that there has been filed, registered or recorded (or arrangements made with a reputable filing service to file, register or record) all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Agent for the benefit of the Lenders in accordance with applicable law;

               (ii) written advice relating to such Lien and judgment searches as the Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

               (iii) all certificates and instruments representing the Pledged Shares, together with stock transfer powers executed in blank as the Agent or the Lenders may specify; and

               (iv) evidence that all other actions necessary or, in the opinion of the Agent or the Lenders, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

            (g) Insurance Policies. Evidence that the Agent has been named as loss payee under all policies of casualty insurance under a Form 438FBFU or other standard lender's loss payable endorsement, and as additional insured under all policies of liability insurance, required in accordance with Section
6.06 and the Collateral Documents, together with a certificate of insurance as to all insurance coverage on the properties of the Loan Parties;

            (h) Perfection Certificate. A Perfection Certificate from the Company (as to each Loan Party);

            (i) Certificate. A certificate signed by a Responsible Officer of each Loan Party, dated as of the Closing Date, stating that:

               (i) the representations and warranties contained in Article V are true and correct on and as of such date, as though made on and as of such date;

               (ii) no Default or Event of Default exists or would result from the initial Borrowing; and

               (iii) there has occurred since September 30, 1998, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

            (j) Issuance of Holdings Subordinated Notes, Etc. (i) A certificate of a Responsible Officer of Holdings certifying as to the issuance of the Holdings Subordinated Notes and shares of Holdings' common stock for aggregate consideration of not less than $60,000,000; and (ii) copies of all documentation relating to the Holdings Subordinated Notes, including all subordination agreements relating thereto, all of which shall be in form and substance satisfactory to the Agent and the Lenders;

            (k) Solvency. After giving effect to the Transaction, Holdings and its Subsidiaries, on a consolidated basis, and the Company and its Subsidiaries, on a consolidated basis, shall be Solvent, and the Agent and the Lenders shall have received a certificate to that effect from a Responsible Officer of Holdings and the Company;

            (l) Financial Information. The Agent and each Lender shall have received and reviewed to their satisfaction (i) all available historical financial results for the Founding Companies, which results shall have been prepared in accordance with GAAP and include but not be limited to audited financial statements for the fiscal year ended December 31, 1997, for such Founding Companies making up at least 60% of pro forma EBITDA of the Company and its Subsidiaries after giving effect to the Acquisitions of all of the Founding Companies; (ii) a pro forma balance sheet for the Company and its Subsidiaries as of the Closing Date, after giving effect to the Acquisitions of the Founding Companies, prepared in accordance with GAAP by independent public accountants acceptable to the Agent and the Lenders; (iii) interim summary combined balance sheet and statement of income of the Company and its Subsidiaries for the nine months ended September 30, 1998, together with the report of Ernst & Young relating thereto; (iv) summary combined income statements of the Company and its Subsidiaries for the twelve months ended September 30 ,1998, but without giving effect to any Secondary Acquisition, which shall be in form and substance satisfactory to the Agent and the Lenders and accompanied by a certificate of a Responsible Officer of the Company certifying that such combined income statements were prepared in accordance with GAAP (except as otherwise specified in such combined income statements), are complete and accurate in all material respects and fairly present the financial performance of the Company and its Subsidiaries for such 12-month period; (v) detailed financial projections through at least the Revolving Termination Date, including but not limited to balance sheets, income and cash flow statements, prepared in accordance with GAAP, reflecting management's assumptions regarding future financial and operating performance of the Company and its Subsidiaries; and (vi) such other financial information relating to Holdings, the Company or any of its Subsidiaries as the Agent, any Lender or the Lead Arranger may reasonably require, including, in such form and detail as shall be satisfactory to the Agent, the Lead Arranger and each Lender, a schedule or schedules showing all adjustments made to the historical financial results of the Founding Companies for purposes of preparing the pro forma financial statements of the Company and its Subsidiaries delivered to the Agent, the Lead Arranger and each Lender pursuant to this subsection 4.01(l);

            (m) Acquisition Documents, Etc. The Agent and the Lenders shall have received a certificate of a Responsible Officer of Holdings and the Company certifying that (i) all conditions precedent to the consummation of the Closing Date Transaction have been satisfied other than the payment of cash consideration to the sellers of the Founding Companies


                                      40.

included in the Closing Date Transaction, (ii) the merger agreements, acquisition agreements and/or asset purchase agreements (the "Acquisition Agreements") evidencing the Acquisition by the Company of the Founding Companies shall not have been amended, supplemented or otherwise modified except as disclosed to the Agent and the Lenders, and (iii) the Acquisition of the Founding Companies (other than any Secondary Acquisition) by the Company shall have been consummated, or shall be consummated simultaneously with the initial Borrowing hereunder, in accordance with all Requirements of Law and in accordance with the terms of the Acquisition Agreements referenced in the preceding clause (ii).

            (n) Pro Forma Compliance with Financial Covenants. The Agent and the Lenders shall have received a certificate of a Responsible Officer of the Company certifying that the Company shall be in pro forma compliance with
Section 7.18, and its other Indebtedness and financial obligations, immediately after giving effect to the Closing Date Transaction and the initial Borrowing hereunder; and

            (o) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Lender may reasonably request.

        4.02 Conditions to All Borrowings. The obligation of each Lender to make any Loan to be made by it (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing
Date:

            (a) Notice of Borrowing. The Agent shall have received a Notice of Borrowing;

            (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date), taking into account any amendments to the Schedules and other disclosures made in writing by the Company to the Agent and the Lenders after the Closing Date and approved by the Agent and the Majority Lenders.

            (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing; and

            (d) No Material Adverse Effect There has occurred since September 30, 1998, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, that the conditions in this Section
4.02 are satisfied.


                                      41.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        Each Loan Party represents and warrants to the Agent and each Lender that:

        5.01 Corporate Existence and Power Such Loan Party and each of its
Subsidiaries:

            (a) is a corporation, limited liability company or partnership duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation;

            (b) has the power and authority and all governmental licenses, authorizations, consents and approvals (i) to own its assets and carry on its business and (ii) to execute, deliver, and perform its obligations under the Loan Documents and Transaction Documents to which it is a party;

            (c) is duly qualified, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, license or good standing; and

            (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (b)(i), clause (c) or clause (d) of this Section, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by such Loan Party of this Agreement and each other Loan Document or Transaction Document to which such Loan Party is party, have been duly authorized by all necessary corporate action, and do not and will not:

            (a) contravene the terms of any of such Loan Party's Organization Documents;

            (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Loan Party or any of its Subsidiaries is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

            (c) violate any Requirement of Law.

        5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement or any other Loan Document or Transaction Document to which it is a party.

                                      42.

        5.04 Binding Effect. This Agreement and each other Loan Document to which such Loan Party or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of such Loan Party and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        5.05 Litigation. Except as specifically disclosed in Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of such Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against such Loan Party, or its Subsidiaries or any of their respective properties which:

            (a) purport to affect or pertain to this Agreement or any other Loan Document or Transaction Document, or any of the transactions contemplated hereby or thereby; or

            (b) if determined adversely to such Loan Party or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

        5.06 No Default. No Default or Event of Default exists or would result from the incurring, directly or indirectly of any Obligations by such Loan Party, whether as borrower or guarantor thereof, or from the grant or perfection of the Liens of the Agent and the Lenders on the Collateral. Neither such Loan Party, whether as borrower or guarantor thereof, nor any Subsidiary of such Loan Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would create an Event of Default under subsection 8.01(e).

        5.07 ERISA Compliance. Except as specifically disclosed in Schedule
5.07:

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS, or has applied for such determination within the applicable remedial amendment period under Section 401(b) of the Code, and to the best knowledge of such Loan Party, nothing has occurred which would cause the loss of such qualification. Such Loan Party and each ERISA Affiliate has made all required contributions to any Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.


                                      43.

            (b) There are no pending or, to the best knowledge of such Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability in excess of $5,000,000; (iii) neither such Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither such Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12 and Section 7.07. No Loan Party is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

        5.09 Title to Properties; Liens. Such Loan Party and each of its Subsidiaries have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property of such Loan Party and its Subsidiaries is subject to no Liens, other than Permitted Liens.

        5.10 Taxes. Such Loan Party and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against such Loan Party or any of its Subsidiaries that would, if made, have a Material Adverse Effect.

        5.11 Financial Condition. (a) The audited and unaudited consolidated balance sheets of Holdings and its Subsidiaries delivered to the Lenders hereunder as of the end of each fiscal year, fiscal quarter or fiscal month, as the case may be, and in each case the related consolidated statements of income or operations for the fiscal period ended on that date:


                                      44.

                (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments in the case of quarterly and monthly financial statements; and

                (ii) are complete and accurate in all material respects and fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and results of operations and cash flows for the period covered thereby;

            (b) The audited or reviewed financial statements of certain Founding Companies dated December 31, 1997, and identified on Schedule 5.11(b), and the related statements of income or operations for the fiscal year ended on that date, the interim summary combined balance sheet and statement of income of the Company and its Subsidiaries for the nine months ended September 30, 1998, and the summary combined income statements of the Company and its Subsidiaries for the 12 months ended September 30, 1998:

                (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments in the case of quarterly financial statements;

                (ii) are complete and accurate in all material respects and fairly present the financial condition of the Founding Companies as of the date thereof and results of operations and cash flows for the period covered thereby; and

                (iii) except as specifically disclosed in Schedule 5.11, show all material Indebtedness and other liabilities, direct or contingent, of the Founding Companies as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

            (c) The pro forma financial statements of the Company and its Subsidiaries referred to in subsection 4.01(1) were prepared in accordance with GAAP, are complete and accurate in all material respects and fairly present the pro forma financial condition of the Company and its Subsidiaries as of the date thereof, and the financial projections also referred to in subsection 4.01(1) represent the Company's best estimates and assumptions as to future performance, which the Company believes to be fair and reasonable as of the time made in the light of current and reasonably foreseeable business conditions.

            (d) Since September 30, 1998, there has not been, nor is it reasonably likely that there will be, any Material Adverse Effect.

        5.12 Environmental Matters.

            (a) Except as specifically disclosed in Schedule 5.12, the ongoing operations of such Loan Party and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $1,000,000 in the aggregate.

                                      45.

            (b) Except as specifically disclosed in Schedule 5.12, such Loan Party and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course operations, all such Environmental Permits are in good standing, and such Loan Party and each of its Subsidiaries are in compliance with all material terms and conditions of such Environmental Permits.

            (c) Except as specifically disclosed in Schedule 5.12 or pursuant to
Section 6.03, neither such Loan Party nor any of its Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority (except for routine agreements in the ordinary course of business) , nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

            (d) Except as specifically disclosed in Schedule 5.12, there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of such Loan Party or any of its Subsidiaries, or arising from operations prior to the Closing Date, of such Loan Party or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of such Loan Party and its Subsidiaries in excess of $1,000,000 in the aggregate for any such condition, circumstance or property. In addition, (i) neither such Loan Party nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) such Loan Party and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

        5.13 Collateral Documents. (a) The provisions of each of the Collateral Documents are effective to create in favor of the Agent for the benefit of the Lenders, a legal, valid and enforceable first priority security interest in all right, title and interest of such Loan Party in the Collateral described therein subject only to Permitted Liens; and financing statements have been filed in the offices in all of the jurisdictions listed in the schedule to the Security Agreement.

            (b) Each Mortgage (if any) when delivered under Section 6.15 will be effective to grant to the Agent for the benefit of the Lenders a legal, valid and enforceable mortgage lien on all the right, title and interest of the mortgagor under such Mortgage in the mortgaged property described therein. When each such Mortgage is duly recorded in the offices listed on the schedule to such Mortgage and the mortgage recording fees and taxes in respect thereof are paid and compliance is otherwise had with the formal requirements of state law applicable to the recording of real estate mortgages generally, each such mortgaged property, subject to the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Agent pursuant to Section 6.15, will be subject to a legal, valid, enforceable and perfected first priority deed of trust; and when financing statements have been filed in the offices specified in such Mortgage, such Mortgage also will create a legal, valid, enforceable and perfected first lien on, and security interest in, all right, title and interest of the Company or such Subsidiary (as the case may be) under such Mortgage in all personal property and fixtures which

                                      46.

is covered by such Mortgage, subject to no other Liens, except the encumbrances and exceptions to title set forth therein and except as noted in the title policies delivered to the Agent pursuant to Section 6.15, and Permitted Liens.

            (c) All representations and warranties of such Loan Party and any of its Subsidiaries party thereto contained in the Collateral Documents are true and correct.

        5.14 Regulated Entities. None of Holdings, the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Loan Party is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

        5.15 No Burdensome Restrictions. Neither such Loan Party nor any of its Subsidiaries is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

        5.16 Copyrights, Patents, Trademarks and Licenses, Etc. Such Loan Party or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person that could be expected to have a Material Adverse Effect. To the best knowledge of such Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by such Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.05, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of such Loan Party, threatened, which, in either case, could reasonably be expected to have a Material Adverse Effect.

        5.17 Subsidiaries. As of the Closing Date, Holdings and the Company have no Subsidiaries other than those specifically disclosed in part (a) of Schedule
5.17 and has no equity investments in any other Person other than those specifically disclosed in part (b) of Schedule 5.17. The Company is a Wholly-Owned Subsidiary of Holdings and each of the Company's Subsidiaries is a Wholly-Owned Subsidiary, except as disclosed on Schedule 5.17.

        5.18 Insurance. Except as specifically disclosed in Schedule 5.18, the properties of such Loan Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Loan Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or such Subsidiary operates.


                                      47.

        5.19 Solvency. Such Loan Party is Solvent.

        5.20 Swap Obligations. Neither such Loan Party nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. Such Loan Party has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any Swap Provider or any Affiliate of any Swap Provider in determining whether to enter into any Swap Contract.

        5.21 Full Disclosure. None of the representations or warranties made by such Loan Party or any of its Subsidiaries in the Loan Documents or Transaction Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished or made available by or on behalf of such Loan Party or any of its Subsidiaries in connection with the Loan Documents or Transaction Documents (including the offering and disclosure materials delivered by or on behalf of such Loan Party to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or, when considered as a whole, omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, such Loan Party represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule (it being understood that forecasts and projections by their nature involve approximations and uncertainties).

        5.22 Year 2000. On the basis of representations and warranties set forth in the Acquisition Agreements and due diligence inquiries in connection therewith, such Loan Party reasonably believes the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in a Material Adverse Effect. Such Loan Party and its Subsidiaries are in the process of developing feasible contingency plans intended to ensure uninterrupted and unimpaired business operation in the event of a material failure of their own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

        5.23 Representations and Warranties Contained in the Acquisition Agreements. The Acquisition Agreements are in full force and effect, no term or condition thereof has been amended, waived or modified, except as may have been consented to in writing by the Majority Lenders or as permitted hereunder, the parties thereto have performed all material obligations required to be performed thereunder and no notice of termination or intent to terminate shall have been given by any party thereto. All representations and warranties of Holdings and the Company set forth therein are true and correct in all material respects. The Agent and the Lenders shall be entitled to rely on all of such representations and warranties of

                                      48.

Holdings and the Company set forth therein with the same force and effect as though they were incorporated in this Agreement and made by Holdings and the Company for the Agent and the Lenders herein.

        5.24 Deloitte & Touche Subordinated Debt. No event or circumstance has occurred or exists which has resulted in, or would permit (whether with the passage of time, the giving of notice or otherwise), the acceleration or required principal repayment prior to December 14, 2001, of any of the Subordinated Debt held by Deloitte & Touche LLP, except as permitted under subsection 7.15(c).


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Lenders waive compliance in writing:

        6.01 Financial Statements. The Company shall deliver to the Agent and each Lender in form and detail satisfactory to the Agent and the Majority
Lenders:

            (a) as soon as available, but not later than 105 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of Holdings and its Subsidiaries, and of the Company and its Subsidiaries, each as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and each accompanied by the unqualified opinion of Ernst & Young or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Any such opinion shall not be qualified as to (i) going concern, (ii) any limitation in the scope of the audit, or (iii) possible errors generated by financial reporting and related systems due to the Year 2000 problem;

            (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of Holdings and its Subsidiaries, and of the Company and its Subsidiaries, each as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer of Holdings as being complete and accurate in all material respects and fairly presenting, in accordance with GAAP (subject to ordinary, good faith adjustments and the absence of footnotes), the financial position and the results of operations and cash flows of Holdings and its Subsidiaries, and of the Company and its Subsidiaries;

                                      49.

            (c) as soon as available, but not later than 45 days after the end of each fiscal month of each fiscal year, a copy of the unaudited consolidated balance sheet of Holdings and its Subsidiaries, and of the Company and its Subsidiaries, each as of the end of such fiscal month and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such fiscal period, certified by a Responsible Officer of Holdings as being complete and accurate in all material respects and fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations and cash flows of Holdings and its Subsidiaries, and of the Company and its Subsidiaries;

            (d) as soon as available, but not later than 105 days after the end of each fiscal year, copies of unaudited consolidating balance sheets of Holdings and its Subsidiaries as at the end of such year and the related consolidating statements of income, shareholders' equity and cash flows for such year, certified by a Responsible Officer of Holdings as having been developed and used in connection with the preparation of the financial statements referred to in subsection 6.01(a); and

            (e) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, copies of the unaudited consolidating balance sheets of Holdings and its Subsidiaries, and the related consolidating statements of income, shareholders' equity and cash flows for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 6.01(b).

        6.02 Certificates; Other Information. The Company shall furnish to the Agent and each Lender:

            (a) concurrently with the delivery of the financial statements referred to in subsection 6.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

            (b) concurrently with the delivery of the financial statements referred to in subsections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer of Holdings and the Company;

            (c) promptly upon sending or receipt, copies of any and all management letters and correspondence relating to management letters, sent or received by Holdings, the Company or any of its Subsidiaries to or from the Independent Auditor;

            (d) upon the request of the Agent or any Lender, a copy of the Company's and its Subsidiaries' plan, timetable and budget to address the Year 2000 problem, together with periodic updates thereof and expenses incurred to date, any third party assessment of the Company's and its Subsidiaries' Year 2000 remediation efforts, and any Year 2000 contingency plans, and any estimates of the Company's and its Subsidiaries' potential litigation exposure (if any) to the Year 2000 problem;

                                      50.

            (e) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that Holdings or the Company or any Subsidiary may make to, or file with, the SEC;

            (f) not more than 45 days after the end of each calendar quarter, an Update Certificate, in substantially the form of Exhibit H, executed by a Responsible Officer of the Company;

            (g) at the same time it is provided to the holders of any Subordinated Debt, the information provided to such holders pursuant to the reporting and notices provisions of the documents evidencing such Subordinated Debt;

            (h) promptly after receipt thereof, all schedules, exhibits or other documents evidencing any calculations supporting any material adjustments to the purchase price under the Acquisition Agreements;

            (i) concurrently with the delivery of the financial statements referred to in subsection 6.01(a) , a consolidated financial forecast for Holdings and its Subsidiaries for the then current and the next succeeding two fiscal years, including forecasted consolidated balance sheets, consolidated statements of income, shareholders' equity and cash flows of Holdings and its Subsidiaries, and the related consolidating statements of income, shareholders' equity and cash flows, which forecast shall (A) state the assumptions used in the preparation thereof, a(B) be in form reasonably satisfactory to the Majority Lenders;

            (j) not less than 10 Business Days prior to the consummation of any Secondary Acquisition, amended Schedules reflecting changes to the disclosures contained in the Schedules delivered on the Closing Date resulting from such Secondary Acquisition, in form and substance satisfactory to the Agent and the Majority Lenders; and

            (k) promptly, such additional information regarding the business, financial or corporate affairs of Holdings, the Company or any Subsidiary as the Agent, at the request of any Lender, may from time to time reasonably request.

        6.03 Notices. The Company shall promptly notify the Agent and each
Lender:

            (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

            (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of Holdings, the Company or any of its Subsidiaries which could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between Holdings, the Company or any of its Subsidiaries and any Governmental Authority which could result in a Material Adverse Effect;

                                      51.

            (c) of the commencement of, or any material development in, any litigation or proceeding affecting Holdings, the Company or any Subsidiary (i) in which the amount of damages claimed is $1,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

            (d) upon, but in no event later than 10 days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Subsidiary or any of their respective properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of Holdings, the Company or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws;

            (e) of any other litigation or proceeding affecting Holdings, the Company or any of its Subsidiaries which Holdings or the Company would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

            (f) of the occurrence of any of the following events affecting Holdings, the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to Holdings, the Company or any ERISA Affiliate with respect to such event:

               (i) an ERISA Event;

               (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

               (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by Holdings, the Company or any ERISA Affiliate; or

               (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

            (g) of any material change in accounting policies or financial reporting practices by Holdings, the Company or any of its consolidated Subsidiaries;

            (h) of the entry by the Company or any of its Subsidiaries into any Specified Swap Contract, together with the details thereof;

            (i) of the occurrence of any default, event of default, termination event or other event under any Specified Swap Contract that after the giving of notice, passage of time or both,

                                      52.

would permit either counterparty to such Specified Swap Contract to terminate early any or all trades relating to such contract;

            (j) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such amounts were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party; and

            (k) the occurrence of any Event of Loss exceeding $1,000,000.

        Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, and stating what action Holdings, the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 6.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

            6.04 Preservation of Corporate Existence, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, except in connection with transactions permitted by Section 7.03 and sales of assets permitted by Section 7.02:

            (a) preserve and maintain in full force and effect its (i) legal existence and (ii) good standing under the laws of its state or jurisdiction of incorporation or formation;

            (b) preserve and maintain in full force and effect all material governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 7.03 and sales of assets permitted by Section 7.02;

            (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

            (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

        6.05 Maintenance of Property. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except as permitted by Section 7.02.

        6.06 Insurance. In addition to insurance requirements set forth in the Collateral Documents, each Loan Party shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers'

                                      53.

compensation insurance, public liability and property and casualty insurance which amount shall not be reduced by the Company in the absence of 30 days' prior notice to the Agent. All such insurance shall name the Agent as loss payee/mortgagee and as additional insured, for the benefit of the Lenders, as their interests may appear. The Company shall furnish the Agent, with sufficient copies for each Lender, at reasonable intervals (but not less than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by any Lender, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by Holdings, the Company and its Subsidiaries in accordance with this Section or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

        6.07 Payment of Obligations. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

            (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary;

            (b) all lawful claims which, if unpaid, would by law become a Lien upon its property not constituting a Permitted Lien; and

            (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness;

except where failure to do so would not otherwise constitute a Default or Event of Default hereunder.

        6.08 Compliance with Laws. Each Loan Party shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

        6.09 Compliance with ERISA. Each Loan Party shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

        6.10 Inspection of Property and Books and Records. Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party and such Subsidiary. Each Loan Party shall permit, and shall cause each of its Subsidiaries to permit,

                                      54.

(a) representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial, operating and other records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at their own expense at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Loan Party (b) representatives and independent contractors of the Agent to do any of the foregoing at the expense of the Company at such reasonable times during normal business hours, but no more frequently than twice in any calendar year, upon reasonable advance notice to such Loan Party;

provided, however, when an Event of Default exists the Agent or any Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

        6.11 Environmental Laws.

            (a) Each Loan Party shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws.

            (b) Upon the written request of the Agent or any Lender, the Company shall submit and cause each of its Subsidiaries to submit, to the Agent with sufficient copies for each Lender, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 6.03(d), that could, individually or in the aggregate, result in liability in excess of $1,000,000.

        6.12 Use of Proceeds. The Company shall use the proceeds of the Loans in connection with the consummation of the Closing Date Transaction, for Permitted Acquisitions, working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

        6.13 Year 2000. The Company shall, and shall cause each of its Subsidiaries to, complete or accomplish the following:

            (a) By June 30, 1999, renovate all systems and equipment affected by the Year 2000 problem to cause them to perform correctly date-sensitive functions for relevant date data from before and after December 31, 1999 ("Year 2000 Compliance") or replace them with technology not so affected, and commence testing; and

            (b) By June 30, 1999, complete testing and installation of all material systems and equipment to ensure timely Year 2000 Compliance.

        6.14 Additional Guarantors. (a) If the Company, or any Subsidiary of the Company, shall incorporate, create or acquire any U.S. Subsidiary, the Company shall cause such Subsidiary to furnish promptly, but in no event more than 30 days after its incorporation,

                                      55.

creation or acquisition, as the case may be, each of the following to the Agent, in sufficient quantities for each Lender:

               (i) a duly executed notice and agreement in substantially the form of Exhibit I (an "Additional Guarantor Assumption Agreement");

               (ii) (A) (1) copies of the resolutions of the board of directors of such Subsidiary approving and authorizing the execution, delivery and performance by such Subsidiary of its Additional Guarantor Assumption Agreement, this Agreement and the Security Agreement, certified as of the date of such Additional Guarantor Assumption Agreement (the "Additional Guarantor Accession Date") by the Secretary or an Assistant Secretary of such Subsidiary; and (2) a certificate of the Secretary or Assistant Secretary of such Subsidiary certifying the names and true signatures of the officers of such Subsidiary authorized to execute and deliver and perform, as applicable, its Additional Guarantor Assumption Agreement, this Agreement and all other Loan Documents to be delivered hereunder; (B) the articles or certificate of incorporation of such Subsidiary as in effect on the Additional Guarantor Accession Date, certified by the Secretary or Assistant Secretary of such Subsidiary as of the Additional Guarantor Accession Date, and the bylaws of such Subsidiary as in effect on the Additional Guarantor Accession Date, certified by the Secretary or Assistant Secretary or such Subsidiary as of the Additional Guarantor Accession Date; and (C) if such Subsidiary has EBITDA exceeding $1,000,000 for the immediately preceding 12-month period, an opinion of counsel to such Subsidiary and addressed to the Agent and the Lenders, substantially in the form of Exhibit J; and

               (iii) (A) such amendments to the Schedules to the Security Agreement as shall be required in connection with the accession of such Subsidiary thereto; (B) executed UCC-1 financing statements furnished by the Agent in each jurisdiction in which such filing is necessary to perfect the security interest of the Agent on behalf of the Lenders in the Collateral of such Subsidiary and in which the Agent requests that such filing be made, and (C) if requested by the Agent, such Mortgages and other documents as may be required to create and perfect a lien in the interests of such Subsidiary in any real property and such title insurance policies and other documents as the Agent or the Majority Lenders may reasonably request in connection therewith.

            (b) The Company shall, not later than the expiration of the 30-day period referenced in subsection (a) above, pledge (or cause to be pledged) the capital stock of such Subsidiary to the Agent pursuant to the Security Agreement, and execute and deliver, or cause such Subsidiary to execute and deliver, to the Agent (in sufficient quantities for each Lender) such other items as reasonably requested by the Agent in connection with the matters set forth in this Section 6.14.

            (c) Additionally, the Company and such Subsidiary shall have executed and delivered to the Agent (in sufficient quantities for each Lender) such other items as reasonably requested by the Agent in connection with the foregoing, including officers' certificates, search reports and other certificates and documents.

                                      56.

        6.15 Further Assurances.

            (a) The Company shall ensure that all written information, exhibits and reports furnished to the Agent or the Lenders by and on behalf of any Loan Party do not and will not contain any untrue statement of a material fact and do not and will not, when considered as a whole, omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement or recordation thereof.

            (b) If at any time Holdings, the Company or any Subsidiary shall become the owner of any real property that is located in the United States that has an aggregate fair market value equal to at least $5,000,000, promptly, and in any event within thirty 30 days following acquisition of such real property, Holdings and the Company shall (and shall cause any of their Subsidiaries to) enter into and deliver to the Agent a Mortgage in respect to such property, in form and substance reasonably satisfactory to the Agent, together with such title insurance polices, insurance endorsements, surveys, appraisals, consents, estoppels, subordination agreements and other documents and other instruments as the Agent or the Majority Lenders shall reasonably request.

            (c) Promptly upon request by the Agent or the Majority Lenders, Holdings and the Company shall (and shall cause any of their Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Lenders, as the case may be, may reasonably require from time to time in order
(i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.

        6.16 Wholly-Owned Subsidiaries. Not later than 30 days (or, in the case of the warrants to purchase the common stock of TSL Services, Inc., issued to BVS Invesco, one year) following the Closing Date, (i) the Company shall have caused all Founding Companies acquired by the Company pursuant to the Transaction which are not already Wholly-Owned Subsidiaries of the Company to become Wholly-Owned Subsidiaries or (ii) the Company shall have demonstrated to the satisfaction of the Agent and the Majority Lenders that such non-Wholly-Owned Subsidiaries can pay cash dividends to a Wholly-Owned Subsidiary or to the Company without making any payment to any other shareholder of such non-Wholly-Owned Subsidiary and that the other shareholders, and all Persons having any rights to acquire or otherwise receive capital stock, of such non-Wholly-Owned Subsidiary shall have consented to

                                      57.

the execution, delivery and performance by such non-Wholly-Owned Subsidiary of the Loan Documents to which it is a party.


                                   ARTICLE VII

                               NEGATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Majority Lenders waive compliance in writing:

        7.01 Limitation on Liens. Holdings and the Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

            (a) any Lien existing on the Closing Date and set forth in Schedule
7.01 securing Indebtedness outstanding on such date;

            (b) any Lien created under any Loan Document;

            (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no notice of lien has been filed or recorded under the Code;

            (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

            (e) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

            (f) Liens securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases (other than capital leases) , and statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

            (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for Holdings, the Company and its Subsidiaries do not exceed $1,000,000;

                                      58.

            (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of Holdings, the Company and its Subsidiaries;

            (i) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed, together with Indebtedness permitted under subsection 7.04(d), $10,000,000;

            (j) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

            (k) Liens arising solely by virtue of any statutory or common law provision relating to bankers liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Holdings or the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by Holdings, the Company or any Subsidiary to provide collateral to the depository institution;

            (l) Liens consisting of pledges of cash collateral or government securities not constituting Collateral to secure on a mark-to-market basis Permitted Swap Obligations only, provided that (i) the counterparty to any Swap Contract relating to any such Permitted Swap Obligation is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary party thereto on a mark-to-market basis; and (ii) the aggregate value of such collateral so pledged by the Company and the Subsidiaries together in favor of any counterparty does not at any time exceed $5,000,000; and

            (m) Liens on specific tangible assets of Persons which become Subsidiaries after the date of this Agreement, provided, however, that (a) such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof, (b) any such Lien does not by its terms cover any assets after the time such Person becomes a Subsidiary which were not covered immediately prior thereto, (c) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person becomes a Subsidiary, and (d) such Indebtedness is permitted by Section 7.05(d).

                                      59.

        7.02 Disposition of Assets. Holdings and the Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

            (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

            (b) the sale of equipment and other tangible assets to the extent that such equipment or other tangible asset is exchanged for credit against the purchase price of similar replacement equipment or other tangible assets, as the case may be, or the proceeds of such sale are reasonably promptly (but in no event later than six months after such sale) applied to the purchase price of such replacement equipment or other tangible asset; and

            (c) dispositions of tangible assets by the Company or any U.S. Subsidiary to the Company or any U.S. Subsidiary pursuant to reasonable business requirements and in the ordinary course of business;

            (d) the lease or sublease of real property by the Company or any Subsidiary to other Persons in the ordinary course of business;

            (e) licenses and sublicenses on a non-exclusive basis of intellectual property in the ordinary course of business;

            (f) (i) cancellation of Indebtedness evidenced by promissory notes made by any officer or employee of any Loan Party as consideration for the issuance to such officer or employee of capital stock of Holdings; and (ii) the sale of cash equivalents and other short term money market investments in the ordinary course of business pursuant to Holdings' and the Company's usual and customary cash management policies and procedures;

            (g) subject to Section 2.07, dispositions by the Company or any Subsidiary not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) at least 75% of the aggregate sales price from such disposition shall be paid in cash, (iii) the aggregate book value of all assets so sold by the Company and its Subsidiaries, together, shall not exceed in any fiscal year $3,000,000, and (iv) no dispositions of accounts or notes receivable shall be permitted hereunder unless in connection with the sale of all or substantially all of a business unit, division or Subsidiary of the Company and such sale is otherwise permitted hereunder; and

            (h) transfers to the Company of stock of Persons acquired by Holdings (or of Persons established by Holdings to acquire assets of Persons) in Acquisitions permitted hereunder; provided that such Acquisitions are included in the Closing Date Transaction or are Permitted Acquisitions and any such transfer occurs immediately upon the consummation of any such Acquisition.

                                      60.

        7.03 Consolidations and Mergers. Holdings and the Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

            (a) any of the Company's Subsidiaries may merge with, consolidate into or transfer all or substantially all of its assets to any Subsidiary of the Company (provided that the surviving or transferee entity is a U.S. Wholly-Owned Subsidiary of the Company) or to the Company and in connection therewith such Subsidiary may be liquidated or dissolved;

            (b) Holdings, the Company or any of its Subsidiaries may sell or dispose of assets in accordance with the provisions of Section 7.02;

            (c) the Company or any of its Subsidiaries may make any Investment permitted by Section 7.04; and

            (d) the Company or any Subsidiary thereof may merge with or consolidate into any other Person (other than Holdings), provided that (i) (in the case of the Company) the Company is the surviving Person, (ii) such merger or consolidation is in connection with a Permitted Acquisition, (iii) no such merger or consolidation shall be made while there exists a Default or if a Default would occur as a result thereof and (iv) all actions have been taken (to the satisfaction of the Agent) under Sections 6.14 and 6.15 to protect and continue perfected the Liens of the Agent under the Collateral Documents.

        7.04 Loans and Investments. Holdings and the Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make any Acquisitions, or make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company together, ("Investments"), except for:

            (a) Investments held by Holdings and the Company or such Subsidiary in the form of cash equivalents and short term money market investments in the ordinary course of business pursuant to such Person's usual and customary cash management policies and procedures;

            (b) extensions of credit by the Company or any such Subsidiary in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

            (c) existing Investments disclosed in Schedule 5.17, and other Investments in the capital stock of U.S. Wholly Owned Subsidiaries, and extensions of credit by the Company to any of its U.S. Wholly Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to the Company or to any other U.S. Wholly-Owned Subsidiaries in the ordinary course of business;

            (d) Investments by Holdings, the Company or any U.S. Wholly Owned Subsidiary incurred in order to consummate Acquisitions otherwise permitted herein, provided that such Acquisitions are included in the Closing Date Transaction or are Permitted

                                      61.

Acquisitions, and provided further that all proceeds of any such Investment by the Company in Holdings are applied to consummate such Acquisitions and that all stock of Persons acquired by Holdings (or of Persons established by Holdings to acquire assets of Persons) are immediately transferred to the Company pursuant to Section 7.02(h);

            (e) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

            (f) (i) management and employee loans and guarantees not exceeding $1,000,000 in the aggregate in any fiscal year; (ii) a Loan to Moses Cheung not exceeding $2,400,000 advanced in connection with the Closing Date Transaction; and (iii) cashless loans to management and employees for the sole purpose of financing the purchase of Holdings' capital stock;

            (g) any promissory notes, securities or other instruments received as consideration for any Disposition permitted under Section 7.02;

            (h) equity investments held by Holdings obtained in consideration of the issuance by Holdings of common stock, provided that (i) all such equity investments are immediately transferred to the Company, and (ii) no such equity investment would result in an Event of Default;

            (i) the extension of credit by the Company to Holdings evidenced by the Holdings Note; and

            (j) other Investments, including Investments in joint ventures and Investments received or otherwise acquired as part of a litigation settlement or an Insolvency Proceeding of the issuing Person, which do not exceed $1,000,000 in the aggregate at any time outstanding.

        7.05 Limitation on Indebtedness. Holdings and the Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

            (a) Indebtedness incurred pursuant to this Agreement;

            (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.08;

            (c) Indebtedness existing on the Closing Date and set forth in
Schedule 7.05;

            (d) Indebtedness of the Company or any Subsidiary secured by Liens permitted by subsection 7.01(i), (j) and (m) in an aggregate amount outstanding not to exceed $10,000,000;

            (e) Indebtedness incurred in connection with leases permitted pursuant to Section 7.09;

                                      62.

            (f) Indebtedness of U.S. Wholly Owned Subsidiaries of the Company to the Company or to other U.S. Wholly Owned Subsidiaries of the Company;

            (g) in the case of Holdings, (i) Indebtedness owing to the Company evidenced by the Holdings Note, (ii) additional unsecured, subordinated Indebtedness of Holdings incurred after the Closing Date, provided that the proceeds of any such additional Indebtedness are applied to the extent required to repay the Loans in accordance with subsection 2.07(b), and (iii) Indebtedness in respect of the Holdings Subordinated Notes issued on or prior to the Closing Date, and any extensions, renewals or replacements of such Indebtedness, provided that (A) concurrently with the issuance of such Indebtedness, the Holdings Subordinated Notes in a principal amount equal to the principal amount of such Indebtedness shall have been repaid, at a price not in excess of 100% of the principal amount thereof (plus interest accrued to the date of repayment and not paid in cash); (B) no material terms applicable to such Indebtedness shall be more favorable to the extending, renewing or replacement lenders than the terms that are applicable to the holders of the Holdings Subordinated Notes (other than the D&T Subordinated Note) as of the Closing Date; and provided further, in the case of any such Indebtedness described in clause (ii) or (iii) above, (1) the terms of such Indebtedness and the indenture or other agreement evidencing such Indebtedness otherwise shall be satisfactory in all material respects to the Majority Lenders (including terms and conditions relating to the interest rate, fees, subordination, amortization, maturity, covenants, events of default and remedies), (2) the interest rate applicable thereto shall be fixed, non-increasing market interest rate per annum and shall be payable not more often than quarterly; (3) after giving effect to the issuance thereof, no Event of Default shall exist hereunder, and (4) such Indebtedness shall mature not earlier than December 14, 2001 (any such Indebtedness under clause (i) or (ii) issued in compliance with this subsection (g) hereinafter "Permitted New Subordinated Debt"); and

            (h) additional unsecured Indebtedness of the Company or any Subsidiary not exceeding $5,000,000 in the aggregate at any time outstanding for all such Indebtedness.

        7.06 Transactions with Affiliates. Holdings and the Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to Holdings, the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company except for the Holdings Note, employee compensation, director fees, customary indemnities of management and employees, transfers of assets among the Company and its U.S. Wholly-Owned Subsidiaries, employee loans and guarantees permitted under Section 7.04(f) transactions between Holdings and the Company that are permitted under Section 7.02(h) and Section 7.04(d), the Tax Sharing Agreement and transfers to pay audit, SEC and other administrative expenses incurred by Holdings.

        7.07 Use of Proceeds.

            (a) Holdings and the Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of Holdings and the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the

                                      63.

purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act or (v) to enter into or consummate any Acquisition that is not part of the Closing Date Transaction or a Permitted Acquisition.

            (b) Holdings and the Company shall not, directly or indirectly, use any portion of the Loan proceeds to purchase during the underwriting period, or for thirty days thereafter, Ineligible Securities underwritten by the Lead Arranger. The Lead Arranger is a wholly-owned subsidiary of BankAmerica Corporation and a registered broker-dealer which is permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C.
Section 24, Seventh), as amended.

        7.08 Contingent Obligations. Holdings and the Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

            (a) endorsements for collection or deposit in the ordinary course of business;

            (b) Permitted Swap Obligations;

            (c) Contingent Obligations existing as of the Closing Date and listed on Schedule 7.08;

            (d) Contingent Obligations of Holdings and the Company in respect of Indebtedness of any of its Wholly Owned Subsidiaries, or Contingent Obligations of any of its Wholly Owned Subsidiaries in respect of Indebtedness which is the subject of the Contingent Obligation of another of its Wholly Owned Subsidiaries or of the Company, in each case to the extent such Indebtedness is permitted hereunder;

            (e) Contingent Obligations of the Company and its Subsidiaries with respect to Surety Instruments incurred in the ordinary course of business and not exceeding at any time $5,000,000 in the aggregate in respect of Holdings and the Company and its Subsidiaries together; and

            (f) additional unsecured Contingent Obligations of the Company or any Subsidiary not exceeding $1,000,000 in the aggregate at any time outstanding for all such Contingent Obligations.

        7.09 Lease Obligations. Holdings and the Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

            (a) leases of Holdings and the Company and of Subsidiaries in existence on the Closing Date and listed in Schedule 7.09;

                                      64.

            (b) operating leases entered into by Holdings, the Company or any Subsidiary after the Closing Date in the ordinary course of business;

            (c) leases entered into by the Company or any Subsidiary after the Closing Date pursuant to sale-leaseback transactions to the extent permitted under subsection 7.02(g); and

            (d) capital leases other than those permitted under clauses (a) and
(b) of this Section, entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business to finance the acquisition of equipment.

        7.10 Restricted Payments. Holdings and the Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that:

            (a) Holdings, the Company and any Wholly-Owned Subsidiary may declare and make dividend payments or other distributions payable solely in its common stock;

            (b) Holdings, the Company and any Wholly-Owned Subsidiary may purchase, redeem or otherwise acquire shares of its stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its stock or by cancellation of Indebtedness incurred by any Person to finance the acquisition such stock;

            (c) any Subsidiary may declare and make dividends to a Wholly Owned Subsidiary or the Company; and

            (d) the Company may declare and pay cash dividends to Holdings (i) from time to time in an amount not to exceed $5,000,000 in the aggregate in any fiscal year on account of actual corporate overhead expenses of Holdings, (ii) from time to time (A) in an amount not to exceed in the aggregate in any calendar year Company's agreed share of tax obligations, calculated pursuant to the Tax Sharing Agreement, and (B) as necessary to permit Holdings to pay interest on the Holdings Note, provided that simultaneously therewith all such interest is returned to the Company to make such interest payment and such transaction is effected on a cashless basis; and (iii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, in an amount not to exceed in the aggregate in any calendar year the interest due and payable in such calendar year (together with, in the case of the D&T Subordinated Note, any deferred, accrued interest which was due and payable in any prior calendar year to the extent such interest has not then already been paid) on Subordinated Debt, which dividend (A) shall be paid by the Company to Holdings on the Business Day immediately prior to the date on which such interest payment in respect of the Subordinated Debt is actually paid by Holdings to the holders thereof and (B) shall not exceed the amount of such interest payment; provided that no such distribution by the Company to Holdings shall be permitted under this clause (iii) if the Company Leverage Ratio, measured as of the end of the most recent fiscal quarter on a pro forma basis after giving effect to all Funded Debt outstanding on the date

                                      65.

such dividend payment is to be made, is greater than 2.00 to 1.00. Prior to paying any cash dividends which are subject to the preceding clause (iii), the Company shall deliver to the Agent and the Lenders a certificate of a Responsible Officer of the Company certifying the Company's compliance with the preceding maximum Company Leverage Ratio.

        7.11 ERISA. Holdings and the Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of such Person in an aggregate amount in excess of $5,000,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA which has resulted or could reasonably be expected to result in liability to such Person in an aggregate amount in excess of $5,000,000.

        7.12 Change in Business. Holdings and the Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by Holdings, the Company and its Subsidiaries on the date hereof. Holdings shall not engage in any business activity other than its ownership of the capital stock of the Company and the performance of its obligations under the Transaction Documents to which it is a party.

        7.13 Accounting Changes. Holdings and the Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Holdings, the Company or of any Subsidiary, except to change the fiscal year of a Subsidiary acquired in connection with a Permitted Acquisition to conform its fiscal year to Holdings' and the Company's.

        7.14 Capital Expenditures. Holdings and the Company shall not, and shall not suffer or permit any Subsidiary to, make any expenditures for fixed or capital assets, including obligations under capital leases, in excess of (a) $8,000,000 on a consolidated basis, in fiscal year 1999 and (b) $6,000,000, on a consolidated basis, in fiscal year 2000 and in any fiscal year thereafter.

        7.15 Holdings Subordinated Debt. (i) Holdings shall not amend, supplement or otherwise modify the terms of the Holdings Note. (ii) Holdings shall not (a), except in connection with the issuance of Permitted New Subordinated Debt, amend, supplement or otherwise modify the terms of the Holdings Subordinated Notes or, after issued, the Permitted New Subordinated Debt, in a manner that imposes obligations on Holdings that are materially more onerous or otherwise materially more burdensome to Holdings than its obligations under the Holdings Subordinated Notes or the Permitted New Subordinated Debt, as the case may be, on their respective dates of issuance; provided that no such amendment, supplement or other modification of the Holdings Subordinated Notes or the Permitted New Subordinated Debt, as the case may be, shall be permitted hereunder if, after giving effect thereto, (i) the interest rate applicable to such Indebtedness shall not be a fixed, non-increasing market interest rate per annum payable no more often than quarterly, or (ii) such Indebtedness shall mature on an earlier date than the maturity date of the Holdings Subordinated Notes or Permitted New

                                      66.

Subordinated Debt, as the case may be, prior to giving effect to such amendment, supplement or other modification; or (b) (i) prepay, redeem or repurchase any of the Subordinated Debt (except, if permitted by the respective subordination agreements among the Agent, the Company and the holders of such Subordinated Debt, in connection with the issuance of Permitted New Subordinated Debt or equity) or the Permitted New Subordinated Debt if not permitted by the respective subordination agreements among the Agent, the Company and the holders of such Subordinated Debt; (ii) make any principal payments on any Holdings Subordinated Notes or Permitted New Subordinated Debt not permitted by the respective subordination agreements among the Agent, the Company and the holders of such Subordinated Debt or (iii) make any interest payments on any Holdings Subordinated Notes or Permitted New Subordinated Debt other than regularly scheduled interest payments thereunder made by increasing the principal balance thereof by the amount of such payment or, to the extent Holdings has or would have sufficient cash on hand by means of payments by the Company to Holdings permitted hereunder and/or has sufficient cash on hand by other means permitted hereunder, and if permitted by the respective subordination agreements among the Agent, the Company and the holders of such Subordinated Debt, scheduled interest payments (together with, in the case of the D&T Subordinated Note, payment of deferred, accrued interest to the extent such interest has not then already been paid) paid in cash; or (c) take, or suffer or permit to occur, any action that would cause any Subordinated Debt to become due and payable prior to the final scheduled maturity date thereof, including any closing of any public or private debt or equity offering by Holdings, the Company or any Subsidiary that would so result in Subordinated Debt becoming so due and payable, except, in the case of any initial public offering or private placement of Holdings' capital stock, if the Term Loans and all such Subordinated Debt is repaid in full thereby.

        7.16 Amendments to Acquisition Agreements. Neither Holdings nor the Company shall (i) amend, supplement, waive or otherwise modify any provision of the Acquisition Agreements in any material respect, or (ii) take or fail to take any action under the Acquisition Agreements that would reasonably be expected to have Material Adverse Effect.

        7.17 Tax Sharing Agreement. Holdings and the Company shall not amend, supplement or otherwise modify the terms of the Tax Sharing Agreement in a manner that imposes obligations on the Company that are more onerous or otherwise more burdensome to the Company than its obligations under the Tax Sharing Agreement as in effect on the Closing Date.

        7.18 Financial Covenants.

            (a) Maximum Holdings Leverage Ratio. Holdings shall not permit the Holdings Leverage Ratio as at the end of any fiscal quarter to be greater than
(i) 4.00 to 1.00 for any fiscal quarter ending in 1998 or 1999 and (ii) 3.50 to
1.00 for any fiscal quarter ending in 2000 and thereafter.

            (b) Minimum Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth as at the end of any fiscal quarter to be less than (i) 90% of Consolidated Net Worth measured as of the Closing Date (after giving effect to the Transaction),

                                      67.

plus (ii) 50% of consolidated net income of the Company and its Subsidiaries earned in each quarterly accounting period ending after the Closing Date (but without any deduction for any consolidated net loss for any such quarterly accounting period), plus (iii) 100% of the Net Issuance Proceeds of any new equity issued by the Company after the Closing Date, minus (iv) any cash distributions made by the Company to Holdings pursuant to subsection 7.10(d)(iii).

            (c) Maximum Company Leverage Ratio. The Company shall not permit the Company Leverage Ratio as at the end of any fiscal quarter to be greater than
(i) 2.50 to 1.00 for any fiscal quarter ending in 1998 or 1999 and (ii) 2.00 to
1.00 for any fiscal quarter ending in 2000 and thereafter.

            (d) Minimum Interest Coverage Ratio. The Company shall not permit as at the end of any fiscal quarter, measured on a consolidated basis for the Company and its Subsidiaries for the period of four fiscal quarters ended on such date in accordance with GAAP, the ratio (the "Interest Coverage Ratio") of
(i) EBITDA to (ii) (A) cash interest expense plus (B) cash distributions made by the Company to Holdings pursuant to subsection 7.10(d)(iii) to be less than (1)
3.00 to 1.00 for any period of four fiscal quarters ending in 1998 or 1999, or for each period of four fiscal quarters ending on March 31, 2000, and June 30, 2000, and (2) 3.50 to 1.00 for the period of four fiscal quarters ending September 30, 2000 and each period of four fiscal quarters thereafter. For purposes of calculating the Interest Coverage Ratio hereunder, until such time as the first day of the rolling four-quarter period for which the Interest Coverage Ratio is being calculated falls on or after the Closing Date, cash interest expense for purposes of the preceding clause (ii)(A) shall be deemed to be equal to (i) actual cash interest expense for the Company and its Subsidiaries, measured on a consolidated basis for the period from the Closing Date through the last day of the Compliance Period in accordance with GAAP, plus
(ii) (A) the lesser of (x) $89,041,057 and (y) the Indebtedness of the Company and its Subsidiaries outstanding on the last day of the Compliance Period, multiplied by (B) the average interest rate then in effect for outstanding Loans, multiplied by (C) the Annualization Quotient.

            (e) Minimum Quarterly EBITDA. The Company shall not permit (i) EBITDA for each of the first four full fiscal quarters ending after the Closing Date, measured on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP, to be less than $10,000,000 for each such quarter, and
(ii) EBITDA for each rolling period of four fiscal quarters ending on December 31, 1999, and thereafter, measured on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP, to be less than $43,000,000 for each such rolling four-quarter period.

            (f) Minimum Fixed Charge Coverage Ratio. The Company shall not permit as at the end of any fiscal quarter, measured on a consolidated basis for the Company and its Subsidiaries for the period of four fiscal quarters ended on such date in accordance with GAAP, the ratio (the "Fixed Charge Coverage Ratio") of (i)(A) EBITDA minus (B) capital expenditures minus (C) cash distributions made by the Company to Holdings pursuant to subsection 7.10(d)(ii) (to the extent that such cash distributions made by the Company to Holdings pursuant to subsection 7.10(d)(ii) have not already reduced EBITDA for purposes of the preceding clause (i)(A)) to (ii)(A) principal amortization of Funded Debt plus (B) cash interest expense plus (C) cash distributions made by the Company to Holdings pursuant to subsection 7.10(d)(i) or


                                      68.

7.10(d)(iii) (to the extent that such cash distributions made by the Company to Holdings pursuant to subsection 7.10(d)(i) or 7.10(d)(iii) have not already reduced EBITDA for purposes of the preceding clause (i)(A)) to be less than
1.25 to 1.00. For purposes of calculating the Fixed Charge Coverage Ratio hereunder, until such time as the first day of the rolling four-quarter period for which the Fixed Charge Coverage Ratio is calculated falls on or after the Closing Date, (1) capital expenditures for purposes of the preceding clause
(i)(B) shall be deemed to be equal to $7,300,000; (2) cash interest expense for purposes of the preceding clause (ii)(B) shall be deemed to be equal to (x) actual cash interest expense for the Company and its Subsidiaries, measured on a consolidated basis for the period from the Closing Date through the last day of the Compliance Period in accordance with GAAP, plus (y) (I) the lesser of (aa) $89,041,057 and (bb) the Indebtedness of the Company and its Subsidiaries outstanding on the last day of the Compliance Period, multiplied by (II) the average interest rate then in effect for outstanding Loans, multiplied by (III) the Annualization Quotient; (3) cash distributions made by the Company to Holdings pursuant to subsection 7.10(d)(ii) shall be deemed to be equal to (x) actual cash distributions made by the Company to Holdings pursuant to subsection 7.10(d)(ii) after the Closing Date through the last day of the Compliance Period plus (y) $14,300,000 multiplied by the Annualization Quotient; and (4) actual cash distributions made by the Company to Holdings pursuant to Subsection 7.10(d)(i) and 7.10(d)(iii) shall be annualized in a manner acceptable to the Agent and the Majority Lenders.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

        8.01 Event of Default. Any of the following shall constitute an "Event of Default":

            (a) Non-Payment. The Company or any other Loan Party fails to make,
(i) when and as required to be made herein, payments of any amount of principal of any Loan, or (ii) when and as required to be paid under any Specified Swap Contract, any payment or transfer under such Specified Swap Contract, or (iii) within three days after the same becomes due, payment of any interest, fee or any other amount payable hereunder or under any other Loan Document (other than a Specified Swap Contract); or

            (b) Representation or Warranty. Any representation or warranty by Holdings, the Company or any other Loan Party made or deemed made herein, in any other Loan Document other than a Specified Swap Contract, or which is contained in any certificate, document or financial or other statement by Holdings, the Company or any other Loan Party, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document other than a Specified Swap Contract, is incorrect in any material respect on or as of the date made or deemed made; or

            (c) Specific Defaults. Holdings, the Company or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of
Section 6.01, 6.02, 6.03, 6.04(a)(i), 6.12, 6.13, 6.14 or 6.15(a) or in Article
VII; or


                                      69.

            (d) Other Defaults. Holdings, the Company or any other Loan Party shall fail to perform or observe any other term or covenant contained in this Agreement or any other Loan Document other than a Specified Swap Contract, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Lender; or

            (e) Cross-Default. (i) Holdings, the Company or any Subsidiary (A) shall fail to make any payment in respect of any Indebtedness or Contingent Obligation (other than in respect of Swap Contracts) , having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) shall fail to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable, or require such Indebtedness to be repaid in full prior to its final scheduled maturity date (other than as contemplated in the exception set forth in subsection 7.15(c)), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (1) any event of default under such Swap Contract as to which Holdings and the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (2) any Termination Event (as so defined) as to which Holdings and the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination
Value owed by Holdings and the Company or such Subsidiary as a result thereof is greater than $5,000,000;

            (f) Insolvency; Voluntary Proceedings. Holdings, the Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

            (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Holdings, the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Holdings', the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) Holdings, the Company or any Subsidiary admits the material allegations of a

                                      70.

petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) Holdings, the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

            (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000; or (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) any Loan Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

            (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against Holdings, the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

            (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against Holdings, the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (k) Change of Control. There occurs any Change of Control; or

            (l) Loss of Licenses. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of Holdings, the Company or any Subsidiary, or Holdings, the Company or any Material Subsidiary for any reason loses any material license, permit or franchise, or Holdings, the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise if such revocation, failure to renew, loss or imposition could be expected to have a Material Adverse Effect; or

            (m) Adverse Change. There occurs a Material Adverse Effect; or

            (n) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in its Guaranty; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or the Guarantor or any other Person contests in

                                      71.

any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described in subsections (f) or (g) of this Section occurs with respect to any Guarantor; or

            (o) Invalidity of Subordination Provisions. The subordination provisions applicable to any Subordinated Debt or any agreement or instrument governing any or the foregoing is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions; or

            (p) Collateral. (i) Any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against Holdings, the Company or any Subsidiary party thereto or Holdings, the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest, subject only to Permitted Liens; or

            (q) Acquisition Agreements. Any material breach or default occurs under any of the Acquisition Agreements.

        8.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Lenders, do any or all of the following:

            (a) declare the obligation of each Lender to make Loans to be terminated, whereupon such obligation and each Lender's Commitments shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company and each other Loan Party; and

            (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Lender.


                                      72.

        8.03 Specified Swap Contract Remedies. Notwithstanding any other provision of this Article VIII, each Swap Provider shall have the right, with prior notice to the Agent, but without the approval or consent of the Agent or the other Lenders, with respect to any Specified Swap Contract of such Swap Provider, (a) to declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date, (b) to determine net termination amounts in accordance with the terms of such Specified Swap Contracts and to set-off amounts between Specified Swap Contracts, and (c) to prosecute any legal action against Holdings and the Company or its Subsidiary to enforce net amounts owing to such Swap Provider.

        8.04 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE IX

                                    THE AGENT

        9.01 Appointment and Authorization; "Agent". Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes the Agent to execute the Collateral Documents and all subordination agreements relating to the Holdings Subordinated Notes and to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        9.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.


                                      73.

        9.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Holdings, the Company or any of their Subsidiaries or Affiliates.

        9.04 Reliance by Agent.

            (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Holdings and the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

            (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter (including any and all items referenced in subsections 4.01(j), (l) and (m)) either sent, or made available for inspection, by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender.

        9.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a

                                      74.

"notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with
Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

        9.06 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of Holdings, the Company and their Subsidiaries or the Founding Companies, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Holdings, the Company and their Subsidiaries and the Founding Companies, the value of and title to any Collateral, and all applicable Lender regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Holdings, the Company and their Subsidiaries. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Holdings, the Company or any Subsidiary which may come into the possession of any of the Agent-Related Persons.

        9.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Holdings and the Company and without limiting the obligation of Holdings and the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of Holdings or the Company. The undertaking in this Section shall


                                      75.

survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        9.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Holdings, the Company and their Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding each of Holdings, the Company or any of their Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of Holdings, the Company or such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BofA in its individual capacity.

        9.09 Successor Agent. The Agent may, and at the request of the Majority Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Company (such approval not to be unreasonably withheld). If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX and Sections 10.04 and
10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

        9.10 Withholding Tax.

            (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, or if any Lender claims exemption from U.S. withholding tax under Sections 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," such Lender agrees with and in favor of the Agent, to deliver to the Agent:

               (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest or fees in the first calendar


                                      76.

        year and before the payment of any interest or fees in each third succeeding calendar year during which interest or fees may be paid under this Agreement;

               (ii) if such Lender claims that interest or fees paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest or fees is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest or fees may be paid under this Agreement;

               (iii) if such Lender claims exemption from, or a reduction of, withholding tax under Sections 871(h) or 881(c) of the Code with respect to payments of "portfolio interest," a Form W-8, or any subsequent versions thereof or successors thereto (and if such Lender delivers a Form W-8, a certificate representing that such Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code)) on or before the date it becomes a party to this Agreement; and

               (iv) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Holdings and the Company owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company owing to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

            (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms

                                      77.

or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

            (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

        9.11 Collateral Matters.

            (a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

            (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any Disposition permitted hereunder; (iii) constituting property in which Holdings, the Company or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to Holdings, the Company or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended;
(v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Majority Lenders or all the Lenders, as the case may be, as provided in subsection 10.01(f). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 9.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Agent's rights under this Section 9.11.

            (c) Each Lender agrees with and in favor of each other (which agreement shall not be for the benefit of Holdings, the Company or any Subsidiary) that each Loan Party's obligation to such Lender under this Agreement and the other Loan Documents is not and shall not be secured by any real property collateral now or hereafter acquired by such Lender other than the real property described in the Mortgages.

                                      78.

        9.12 Lead Arranger, Co-Arranger, Managing Agent, Documentation Agent. Neither the Lead Arranger, nor any of the Lenders identified on the facing page or signature pages of this Agreement as a "Co-Arranger," "Managing Agent" or "Documentation Agent", shall have any obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, neither the Lead Arranger nor any of the Lenders so identified as a "Co-Arranger," "Managing Agent" or "Documentation Agent", shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lead Arranger, or any of the Lenders so identified, in deciding to enter into this Agreement or in taking or not taking action hereunder.


                                    ARTICLE X

                                  MISCELLANEOUS

        10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Holdings, the Company or any other Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and each Loan Party thereto and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and acknowledged by the Agent, do any of the following:

            (a) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02);

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

            (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

            (e) amend this Section 10.01, subsection 2.04(e), Section 2.14, the definition of "Majority Lenders" herein, or any provision herein providing for consent or other action by all Lenders or some specified amount of Lenders; or

                                      79.

            (f) discharge any Guarantor, or release all or substantially all of the Collateral except as otherwise may be provided in Section 10.13 or the Collateral Documents or except where the consent of the Majority Lenders only is specifically provided for;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letters and documents evidencing Specified Swap Contracts may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

        10.02 Notices.

            (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by any Loan Party by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 10.02, and
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 10.02; or, as directed to any Loan Party or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Loan Parties and the Agent.

            (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or IX to the Agent shall not be effective until actually received by the Agent and any notice of any Default or Event of Default to any Loan Party shall not be effective until actually received by such Loan Party.

            (c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Loan Parties. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Loan Parties to give such notice and the Agent and the Lenders shall not have any liability to the Loan Parties or other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans or the obligations of any Loan Party under any Loan Document to which it is a party shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

                                      80.

        10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        10.04 Costs and Expenses. The Company shall:

            (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent) and Antares (including in its capacity as Documentation Agent) within five Business Days after demand (subject to subsection 4.01(e)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent) and Antares (including in its capacity as Documentation Agent), in connection with (i) the development, preparation, delivery, ongoing administration and execution of, and the due diligence relating thereto, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated) , this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and (ii) the consummation of the transactions contemplated hereby and thereby, and (iii) the syndication and assignment following the Closing Date of all or any part of BofA's or Antares' interest as a Lender hereunder, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent) and Antares (including in its capacity as Documentation Agent) with respect thereto;

            (b) pay or reimburse the Agent, the Lead Arranger and each Lender within five Business Days after demand (subject to subsection 4.01(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding); and

            (c) pay or reimburse BofA (including in its capacity as Agent) within five Business Days after demand (subject to subsection 4.01(e)) for all reasonable appraisal (including the allocated cost of internal appraisal services) , audit, environmental inspection and review (including the allocated cost of such internal services) , search and filing costs, fees and expenses, incurred or sustained by BofA (including in its capacity as Agent) in connection with the matters referred to under subsections (a) and (b) of this Section.

        10.05 Indemnification.

            (a) Whether or not the transactions contemplated hereby are consummated, each of Holdings and the Company shall indemnify, defend and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and

                                      81.

termination of all Specified Swap Contracts and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, the other Loan Documents, the Transaction Documents or any document contemplated by or referred to therein, or the transactions contemplated, thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, the other Loan Documents, the Transaction Documents or the Specified Swap Contracts or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that neither Holdings nor the Company shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

            (b) (i) Each Loan Party shall indemnify, defend and hold harmless each Indemnified Person, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable Attorney Costs and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property subject to a Mortgage provided by such Loan Party in favor of the Agent or any Lender. No action taken by legal counsel chosen by the Agent or any Lender in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or any way impair the Company's obligation and duty hereunder to indemnify and hold harmless the Agent and each Lender.

                (ii) In no event shall any site visit, observation, or testing by the Agent or any Lender (or any contractee of the Agent or any Lender) be deemed a representation or warranty that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Company nor any other Person is entitled to rely on any site visit, observation, or testing by the Agent or any Lender. Neither the Agent nor any Lender owes any duty of care to protect the Company or any other Person against, or to inform the Company or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. Neither the Agent nor any Lender shall be obligated to disclose to the Company or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Lender.

            (c) Survival; Defense. The obligations in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company. All amounts owing under this Section shall be paid within 30 days after demand.

                                      82.

        10.06 Marshalling; Payments Set Aside. Neither the Agent nor the Lenders shall be under any obligation to marshal any assets in favor of Holdings, the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

        10.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

        10.08 Assignments, Participations, Etc. Any Lender may, with the written consent of the Company and the Agent (which in each case shall not be unreasonably withheld), at any time assign and delegate to one or more Eligible Assignees (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Lender hereunder; provided, however, that (i) no written consent of the Company shall be required during the existence of a Default or an Event of Default; (ii) no written consent of the Company or the Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is another Lender or an Affiliate of such Lender; (iii) except in connection with an assignment of all of a Lender's rights and obligations with respect to its Commitment and Loans, any such assignment to an Eligible Assignee that is not a Lender hereunder shall be equal to or greater than $5,000,000; and (iv) no such partial assignment need be of a ratable part of the Revolving Loans, the Term Loans, the Commitment and the other interests, rights and obligations hereunder of such assigning Lender; and provided further, however, that the Company and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) such Lender and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance Agreement substantially in the form of Exhibit E (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;
(B) a written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, in substantially the form of the Notice of Assignment and Acceptance attached as Schedule 1 to the Assignment and Acceptance, shall have been given to the Company and the Agent by such Lender and the Assignee; (C) the assignor Lender or Assignee shall have paid to the Agent a processing fee in the amount of $4,000; and (D) the Agent and the Company each shall have provided any required consent to such assignment in accordance with this Section.

            (b) From and after the date that the Agent notifies the assignor Lender that the Agent has received (and, if required, provided its consent with respect thereto and, if necessary, received any other consents required under this Section 10.8) an executed Assignment and

                                      83.

Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, (ii) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom, and (iii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents; provided, however, that the assignor Lender shall not relinquish its rights under Article III or under Sections 10.04 and 10.05 (and any equivalent provisions of the other Loan Documents) to the extent such rights relate to the time prior to the effective date of the Assignment and Acceptance. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Lender pro tanto.

            (c) Within five Business Days after its receipt of notice by the Agent that it has received (and, if necessary, consented to) an executed Assignment and Acceptance and payment of the processing fee (and provided that the Company consents to such assignment in accordance with subsection 10.08(a)), the Company shall execute and deliver to the Agent any new Notes requested by such Assignee evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes as requested by the assignor Lender evidencing the Loans and Commitment retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender, if any).

            (d) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Loan Parties and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 10.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 3.01, 3.03 and 10.05 as though it were also a Lender hereunder (provided that in the case of Section 3.01, the amounts, if any, payable by the Company shall not be increased as a result of such participation), and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                                      84.

            (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Lender in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Lender may enforce such pledge or security interest in any manner permitted under applicable law.

            (f) So long as Deloitte & Touche LLP holds any Subordinated Debt, no assignment or participation hereunder to any Assignee or Participant shall be effective unless, prior to the making of such assignment or the sale of such participation, a Responsible Officer of the Company shall certify to the Agent and the Lenders that such assignment to such Assignee, or the sale of such participation to such Participant, as the case may be, shall not result in any violation of, or (if such Assignee or Participant is an attest client of Deloitte & Touche LLP) impairment of Deloitte & Touche LLP's independence in respect of such attest client under, any Requirement of Law or any rule, regulation, interpretation, guidelines or request from any self-regulatory body with authority with respect to auditing standards or auditing firms (whether or not having the force of law) applicable to or binding upon Deloitte & Touche LLP in its capacity as a holder of Subordinated Debt. In the event of any request made to the Company for such certification, the Agent or the party seeking to make such assignment or to sell such participation shall provide such information as may be reasonably requested by the Company to evaluate such request and the Company agrees to consult with Deloitte & Touche LLP and act in good faith to provide, and not unreasonably withhold, such certification or to advise the Agent in reasonable detail as to why such certification cannot be provided.

        10.09 Confidentiality. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by any Loan Party and provided to it by such Loan Party or any Subsidiary, or by the Agent on such Loan Party's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with such Loan Party or any Subsidiary, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or (ii) was or becomes available on a non-confidential basis from a source other than a Loan Party, provided that such source is not bound by a confidentiality agreement with such Loan Party known to such Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law;
(D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors, legal counsel and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any

                                      85.

Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and
(I) to its Affiliates.

        10.10 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Company or any other Loan Party, any such notice being waived by the Company and each other Loan Party to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Company against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Company and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, IF ANY MORTGAGE HAS BEEN PROVIDED BY A LOAN PARTY HEREUNDER, NO LENDER SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SET-OFF, BANKERS LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF HOLDINGS, THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE AGENT.

        10.11 Automatic Debits of Fees. With respect to any principal, interest, fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, BofA or the Lead Arranger under the Loan Documents, each of Holdings and the Company hereby irrevocably authorizes BofA to debit any deposit account of Holdings or the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such principal, interest, fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

        10.12 Guaranty

            (a) Guaranty. Each of the Guarantors unconditionally and irrevocably, jointly and severally guarantees to the Agent, the Lead Arranger, the Swap Providers and the Lenders, and their respective successors, endorsers, transferees and assigns (the "Guaranteed Persons"), the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of all indebtedness, liabilities and other obligations of the Company to any Guaranteed Person, whether created under, arising out of or in connection with this Agreement, the Notes or any of the other Loan Documents or otherwise, including all unpaid principal of the Loans, all interest accrued thereon, all fees due under this Agreement and all other amounts payable by the Company to any Guaranteed Person thereunder or in connection therewith. The terms

                                      86.

"indebtedness," "liabilities" and "obligations" are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under the Bankruptcy Code or other applicable law. The foregoing indebtedness, liabilities and other obligations of the Company shall hereinafter be collectively referred to as the "Guaranteed Obligations." The Guaranteed Obligations include interest which, but for an Insolvency Proceeding, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Company for such interest in any such Insolvency Proceeding.

            (b) Separate Obligation. Each Guarantor acknowledges and agrees (i) that the Guaranteed Obligations are separate and distinct from any indebtedness, obligations or liabilities arising under or in connection with any other agreement, instrument or guaranty, including under any provision of this Agreement other than this Section 10.12, executed at any time by such Guarantor in favor of any Guaranteed Person, and (ii) such Guarantor shall pay and perform all of the Guaranteed Obligations as required under this Section 10.12, and each Guaranteed Person may enforce any and all of its rights and remedies hereunder, without regard to any other agreement, instrument or guaranty, including any provision of this Agreement other than this Section 10.12, at any time executed by such Guarantor in favor of any Guaranteed Person, regardless of whether or not any such other agreement, instrument or guaranty, or any provision thereof or hereof, shall for any reason become unenforceable or any of the indebtedness, obligations or liabilities thereunder shall have been discharged, whether by performance, avoidance or otherwise. Each Guarantor acknowledges that in providing benefits to the Company and such Guarantor, the Guaranteed Persons are relying upon the enforceability of this Section 10.12 and the Guaranteed Obligations as separate and distinct indebtedness, obligations and liabilities of such Guarantor, and each Guarantor agrees that each Guaranteed Person would be denied the full benefit of their bargain if at any time this Section 10.12 or the Guaranteed Obligations were treated any differently. The fact that the Guaranty of each Guarantor is set forth in this Agreement rather than in a separate guaranty document is for the convenience of the Company and the Guarantors and shall in no way impair or adversely affect the rights or benefits of any Guaranteed Person under this Section 10.12. Each Guarantor agrees to execute and deliver a separate agreement, immediately upon request at any time of any Guaranteed Person, evidencing such Guarantor's obligations under this
Section 10.12. Upon the occurrence of any Event of Default, a separate action or actions may be brought against each Guarantor, whether or not the Company or any other Guarantor or Person is joined therein or a separate action or actions are brought against the Company or any other Guarantor or Person.

            (c) Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the California Uniform Fraudulent Transfer Act and Sections 544 and 548 of the Bankruptcy Code) any limitations on the amount of any Guarantor's liability with respect to the Guaranteed Obligations which

                                      87.

any Guaranteed Person can enforce under this Section 10.12, each Guaranteed Person by its acceptance hereof accepts such limitation on the amount of such Guarantor's liability hereunder to the extent needed to make this Section 10.12 fully enforceable and nonavoidable.

            (d) Liability of Guarantor. The liability of each Guarantor under this Section 10.12 shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

               (i) such Guarantor's liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any Guaranteed Person's exercise or enforcement of any remedy it may have against the Company or any other Person, or against any Collateral or other security for any Guaranteed Obligations;

               (ii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

               (iii) such Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor's liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

               (iv) such Guarantor's liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

                   (A) any Insolvency Proceeding;

                   (B) any limitation, discharge, or cessation of the liability of the Company or any other guarantor or Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

                   (C) any merger, acquisition, consolidation or change in structure of the Company or any other Guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Company or any other Guarantor or other Person;

                   (D) any assignment or other transfer, in whole or in part, of any Guaranteed Person's interests in and rights under this Guaranty or the other Loan Documents;

                                      88.

                   (E) any claim, defense, counterclaim or set-off, other than that of prior performance, that the Company, such Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

                   (F) any Guaranteed Person's amendment, modification, renewal, extension, cancellation or surrender of any Loan Document or any Guaranteed Obligations;

                   (G) any Guaranteed Person's exercise or nonexercise of any power, right or remedy with respect to any Guaranteed Obligations or any Collateral;

                   (H) any Guaranteed Person's vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding;

                   (I) any other guaranty, whether by any Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of any Guaranteed Person.

            (e) Consents of Guarantor. Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such
Guarantor:

               (i) the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of the Company under the Loan Documents may be incurred and the time, manner, place or terms of any payment under any Loan Document be extended or changed, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

               (ii) the time for the Company's (or any other Person's) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as any Guaranteed Person (or the Majority Lenders, as the case may be) may deem proper;

               (iii) each Guaranteed Person may request and accept other guarantees and may take and hold other security as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such other guaranties or security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

               (iv) each Guaranteed Person may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege even if the exercise thereof affects or eliminates any right of subrogation or any other right of such Guarantor against the Company;


                                      89.

            (f) Guarantor's Waivers. Each Guarantor waives and agrees not to assert:

               (i) any right to require any Guaranteed Person to proceed against the Company, any other guarantor or any other Person, or to pursue any other right, remedy, power or privilege of such Guaranteed Person whatsoever;

               (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

               (iii) any defense arising by reason of any lack of corporate or other authority or any other defense of the Company, such Guarantor or any other Person;

               (iv) any defense based upon any Guaranteed Person's errors or omissions in the administration of the Guaranteed Obligations;

               (v) any rights to set-offs and counterclaims;

               (vi) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Section 10.12; and

               (vii) any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by any Guaranteed Person upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Company, such Guarantor or any other Person with respect to the Guaranteed Obligations.

            (g) Financial Condition of the Company. No Guarantor shall have any right to require any Guaranteed Person to obtain or disclose any information with respect to: the financial condition or character of the Company or the ability of the Company to pay and perform the Guaranteed Obligations; the Guaranteed Obligations; any Collateral or other security for any or all of the Guaranteed Obligations; the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; any action or inaction on the part of any Guaranteed Person or any other Person; or any other matter, fact or occurrence whatsoever. Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Company and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of any Guaranteed Person with respect thereto.

                                      90.

            (h) Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Revolving Commitments shall be terminated, each Guarantor shall not have, and shall not directly or indirectly exercise (i) any rights that it may acquire by way of subrogation under this Section 10.12, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Section 10.12 or
(iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any Guaranteed Person as against the Company or other guarantors, whether in connection with this Section 10.12, any of the other Loan Documents or otherwise. If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of each Guaranteed Person and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

            (i) Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon each Guarantor until termination of the Commitments and payment and performance in full of all Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist.

            (j) Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of the Company (or receipt of any proceeds of Collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to the Company, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law) , or must otherwise be restored by any Guaranteed Person, whether as a result of Insolvency Proceedings or otherwise. All losses, damages, costs and expenses that any Guaranteed Person may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of the Lenders and the Agent contained in Section 10.5.

            (k) Substantial Benefits. The funds that have been borrowed from the Lenders by the Company have been and are to be contemporaneously used for the direct or indirect benefit of the Company and each Guarantor. It is the position, intent and expectation of the parties that the Company and each Guarantor have derived and will derive significant and substantial direct or indirect benefits from the accommodations that have been made by the Lenders under the Loan Documents.

            (l) Knowing and Explicit Waivers. EACH GUARANTOR ACKNOWLEDGES THAT IT EITHER HAS OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN

                                      91.

CONNECTION WITH THE TERMS AND PROVISIONS OF THIS SECTION 10.12. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN ARE MADE WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES, AND THAT ALL SUCH WAIVERS AND CONSENTS HEREIN ARE EXPLICIT AND KNOWING AND WHICH EACH GUARANTOR EXPECTS TO BE FULLY ENFORCEABLE.

        10.13 Release of Subsidiary Guarantors. The Company may at any time deliver to the Agent a certificate from a Responsible Officer certifying as of the date of the certificate that, after the consummation of the transaction or series of transactions described in such certificate (which certification shall also state that such transactions, individually or in the aggregate, will be in compliance with the terms and conditions of this Agreement, including to the extent applicable Sections 7.02 and 7.03, and that no Event of Default existed, exists or will exist, as the case may be, immediately before, as a result of or immediately after giving effect to such transaction or transactions and termination), the Guarantor identified in such certification will no longer be a Subsidiary of the Company. Effective upon the consummation of the transaction or series of transactions described in such certificate, the Subsidiary identified in such certification shall thereupon automatically cease to be a Guarantor hereunder and shall cease to be a party hereto and shall thereupon automatically be released from its obligations under Section 10.12. The Company shall promptly notify the Agent of the consummation of any such transaction or series of transactions. The Agent, on behalf of the Lenders, shall, at the Company's expense, execute and deliver such instruments as the Company may reasonably request to evidence such release, including such UCC termination statements and other documents as may be necessary to release the Lien of the Agent and the Lenders on the assets of such released Subsidiary.

        10.14 Notification of Addresses, Lending Offices, Etc. Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

        10.15 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

        10.16 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        10.17 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the other Loan Parties, the Lenders, the Agent and the Agent-Related Persons, the Indemnified Persons and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or

                                      92.

indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

        10.18 Governing Law and Jurisdiction. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES SITTING IN NEW YORK CITY, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, EACH OTHER LOAN PARTY, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, EACH OTHER LOAN PARTY, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, EACH OTHER LOAN PARTY, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

            (c) Nothing contained in this Section shall override any contrary provision contained in any Specified Swap Contract.

        10.19 Waiver of Jury Trial. THE COMPANY, EACH OTHER LOAN PARTY, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, EACH OTHER LOAN PARTY, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY

                                      93.

SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        10.20 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, each other Loan Party, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

        10.21 Antares. The parties agree and acknowledge that all references to "Antares Leveraged Capital Corp." in any certificate, agreement or other Loan Document delivered in connection herewith shall be deemed a reference to Antares Capital Corporation (formerly known as Antares Leveraged Capital Corp.).

                            [Signature page follows.]


                                      94.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California by their proper and duly authorized officers as of the day and year first above written.


                                     PROFITSOURCE CORPORATION

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     ENTERPRISE PROFIT SOLUTIONS CORPORATION

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     THE SUBSIDIARIES LISTED ON ANNEX I

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                     ASSOCIATION, as Agent and a Lender

                                     By:
                                         ---------------------------------------
                                         Name:   Kevin C. Leader
                                         Title:  Vice President


                                     ANTARES CAPITAL CORPORATION, as
                                     Documentation Agent a Lender

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                      95.

                                     ING (U.S.)  CAPITAL CORPORATION, as
                                     Managing Agent and a Lender

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      96.

                                    ANNEX II

                                  PRICING GRID

        The Applicable Margin and the Applicable Fee Amount, for any day on and after the first anniversary of the Closing Date, shall be the amount per annum set forth below based on the Company Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Company to the Agent pursuant to
Section 6.02(b) of the Credit Agreement; changes in the Applicable Margin and the Applicable Fee Amount resulting from a change in the Company Leverage Ratio shall become effective on the earlier of: (i) the date of delivery by the Company to the Agent of a new Compliance Certificate and accompanying financial statements pursuant to Section 6.02(b); and (ii) the date on which the Company is required to deliver such new Compliance Certificate and accompanying financial statements pursuant to Section 6.02(b). If the Company shall fail to deliver a Compliance Certificate and accompanying financial statements within the number of days after the end of any fiscal quarter or fiscal year as required pursuant to Section 6.02(b), the parties agree that the Applicable Margin and the Applicable Fee Amount shall be fixed at Level 3 until such time as the Company delivers such new Compliance Certificate and accompanying financial statements pursuant to Section 6.02(b).


==========================================================================================

      LEVEL             COMPANY        OFFSHORE RATE       BASE RATE      COMMITMENT FEE
                     LEVERAGE RATIO        SPREAD           SPREAD
==========================================================================================
Level 1             less than or           2.75%             1.50%            0.50%
                    equal to 1.00
------------------------------------------------------------------------------------------

Level 2             greater than           3.25%             2.00%            0.50%
                    1.00 but less
                    than or equal
                    to 1.75
------------------------------------------------------------------------------------------

Level 3             greater than           3.50%             2.25%            0.50%
                    1.75
------------------------------------------------------------------------------------------


                                       1.

                                  SCHEDULE 2.01

                                   COMMITMENTS
                               AND PRO RATA SHARES

                                            Term             Revolving
Lender                                   Commitment         Commitment        Pro Rata Share
------                                   -----------        -----------       --------------
Bank of America National Trust
    and Savings Association              $18,750,000        $18,750,000        37.50000000%
Antares Capital Corporation              $18,750,000        $18,750,000        37.50000000%
ING (U.S.)  Capital Corporation          $12,500,000        $12,500,000        25.00000000%
                                         -----------        -----------        -----------
TOTAL                                    $50,000,000        $50,000,000                100%


                                       1.

                                 SCHEDULE 10.02

                                PAYMENT OFFICES;
                     ADDRESSES FOR NOTICES; LENDING OFFICES


PROFITSOURCE CORPORATION

Address:        695 Town Center Drive, Suite 400
                Costa Mesa, CA 92626-1924

Attention:      Mark Coleman

Telephone:      (714) 429-5710

Facsimile:      (714) 429-5599



ENTERPRISE PROFIT SOLUTIONS CORPORATION

Address:        695 Town Center Drive, Suite 400
                Costa Mesa, CA 92626-1924

Attention:      Mark Coleman

Telephone:      (714) 429-5710

Facsimile:      (714) 429-5599



OTHER LOAN PARTIES

Address         c/o Enterprise Profit Solutions Corporation
                695 Town Center Drive, Suite 400
                Costa Mesa, CA 92626-1924

Attention:      Mark Coleman

Telephone:      (714) 429-5710

Facsimile:      (714) 429-5599


                                       1.

BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION, as Agent

Notices for Borrowing, Conversions/ Continuations, Payments:

Address          Bank of America National Trust and Savings
                 Association
                 Agency Administrative Services #5596
                 1850 Gateway Boulevard, 5th Floor
                 Concord, CA  94520

Attention:       Lorine Stafford

Telephone:       (925) 675-7153

Facsimile:       (925) 675-7531 or 7532

Other Notices:

Address          Bank of America National Trust and Savings
                 Association
                 Credit Products #3838
                 555 California Street, 41st Floor
                 San Francisco, CA  94104

Attention:       Kevin C. Leader

Telephone:       (415) 622-8168

Facsimile:       (415) 622-2385

Agent's Payment Office:

Address          Bank of America National Trust and Savings
                 Association
                 1850 Gateway Boulevard
                 Concord, CA  94520

Attention:       Agency Administrative Services #5596

Reference:       ProfitSource

For Credit to Bancontrol Acct. No. 12330-16523


                                       2.

ANTARES CAPITAL CORPORATION,
as a Lender

Domestic and Offshore Lending Office:

Address          311 S. Wacker Drive
                 Suite 2725
                 Chicago, IL  60606

Attention:       Judy Keegan

Telephone:       (312) 697-3971

Facsimile:       (312) 697-3998

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

Address          311 S. Wacker Drive
                 Suite 2725
                 Chicago, IL  60606

Attention:       Stefano Robertson

Reference:       Profit Source

Facsimile:       (312) 697-3998

BANK OF AMERICA NATIONAL TRUST AND SAVINGS
ASSOCIATION, as a Lender

Domestic and Offshore Lending Office:

Address          Bank of America National Trust and Savings
                 Association
                 1850 Gateway Boulevard, 4th Floor
                 Concord, CA  94520

Attention:       Lorine Stafford

Telephone:       (925) 675-7153

Facsimile:       (925) 675-7531 or 7532


                                       3.

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

Address          Bank of America National Trust and Savings
                 Association
                 Credit Products #3838
                 555 California Street, 41st Floor
                 San Francisco, CA  94104

Attention:       Kevin C. Leader

Reference:       ProfitSource

Facsimile:       (415) 622-4585



ING (U.S.) CAPITAL CORPORATION, as a Lender

Domestic and Offshore Lending Office:

Address          ING (U.S.) Capital Corporation
                 Loan Operations - 6L
                 135 E. 57th Street
                 New York, NY 10022

Attention:       Pamela Kaye

Telephone:       (212) 409-1743

Facsimile:       (212) 486-6341

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

Address          ING (U.S.) Capital Corporation
                 333 S. Grand Avenue
                 Suite 4200
                 Los Angeles, CA 90071

Attention:       Bradford W. Pollard

Reference:       ProfitSource

Facsimile:       (213) 346-3991


                                       4.